Item 15.  Exhibits and Financial Statement Schedules

(a)	Index to Financial Statements and Financial Statement Schedules
The following consolidated financial statements and financial statement schedules of Select Income REIT are included on the pages indicated:

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of Select Income REIT

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Select Income REIT (the Company) as of December 31, 2017 and 2016, the related consolidated statements of comprehensive income, shareholders' equity and cash flows for each of the three years in the period ended December 31, 2017, and the related notes and financial statement schedules listed in the Index at item 15(a) (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company's internal control over financial reporting as of December 31, 2017, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), and our report dated February 16, 2018 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2011.

Boston, Massachusetts
February 16, 2018

SELECT INCOME REIT
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	December 31,
	2017	2016
ASSETS
Real estate properties:
Land	$1,041,767	$1,038,686
Buildings and improvements	3,178,098	3,103,734
	4,219,865	4,142,420
Accumulated depreciation	(314,249)	(242,628)
	3,905,616	3,899,792
Properties held for sale	5,829	—
Acquired real estate leases, net	477,577	506,298
Cash and cash equivalents	658,719	22,127
Restricted cash	178	44
Rents receivable, including straight line rents of $122,010 and $117,008, respectively, net of allowance for doubtful accounts of $1,396 and $873, respectively	127,672	124,089
Deferred leasing costs, net	14,295	10,051
Other assets, net	113,144	77,281
Total assets	$5,303,030	$4,639,682

LIABILITIES AND SHAREHOLDERS' EQUITY
Unsecured revolving credit facility	$—	$327,000
ILPT revolving credit facility	750,000	—
Unsecured term loan, net	348,870	348,373
Senior unsecured notes, net	1,777,425	1,430,300
Mortgage notes payable, net	210,785	245,643
Accounts payable and other liabilities	101,352	101,605
Assumed real estate lease obligations, net	68,783	77,622
Rents collected in advance	15,644	18,815
Security deposits	8,346	11,887
Due to related persons	30,006	4,475
Total liabilities	3,311,211	2,565,720

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $.01 par value: 125,000,000 shares authorized; 89,487,371 and 89,427,869 shares issued and outstanding, respectively	895	894
Additional paid in capital	2,180,896	2,179,669
Cumulative net income	508,213	441,307
Cumulative other comprehensive income	52,665	20,472
Cumulative common distributions	(750,850)	(568,380)
Total shareholders' equity	1,991,819	2,073,962
Total liabilities and shareholders' equity	$5,303,030	$4,639,682

See accompanying notes.

SELECT INCOME REIT
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(amounts in thousands, except per share data)

	Year Ended December 31,
	2017	2016	2015

REVENUES:
Rental income	$392,285	$387,015	$364,139
Tenant reimbursements and other income	75,818	74,992	64,226
Total revenues	468,103	462,007	428,365

EXPENSES:
Real estate taxes	44,131	42,879	37,460
Other operating expenses	55,567	52,957	41,953
Depreciation and amortization	137,672	133,762	122,906
Acquisition and transaction related costs	1,075	306	21,987
General and administrative	54,818	28,602	25,859
Write-off of straight line rents receivable, net	12,517	—	—
Loss on asset impairment	4,047	—	—
Loss on impairment of real estate assets	229	5,484	—
Total expenses	310,056	263,990	250,165

Operating income	158,047	198,017	178,200

Dividend income	1,587	1,268	1,666
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $6,182, $5,508 and $5,100, respectively)	(92,870)	(82,620)	(73,885)
Loss on early extinguishment of debt	—	—	(6,845)
Loss on distribution to common shareholders of The RMR Group Inc. common stock	—	—	(23,717)
Income before income tax expense and equity in earnings of an investee	66,764	116,665	75,419
Income tax expense	(466)	(448)	(515)
Equity in earnings of an investee	608	137	20
Net income	66,906	116,354	74,924
Net income allocated to noncontrolling interest	—	(33)	(176)
Net income attributed to SIR	66,906	116,321	74,748

Other comprehensive income (loss):
Unrealized gain (loss) on investment in available for sale securities	31,419	39,814	(19,820)
Unrealized gain on interest rate swap	313	93	276
Equity in unrealized gain (loss) of an investee	461	152	(20)
Other comprehensive income (loss)	32,193	40,059	(19,564)
Comprehensive income	99,099	156,413	55,360
Comprehensive income allocated to noncontrolling interest	—	(33)	(176)
Comprehensive income attributed to SIR	$99,099	$156,380	$55,184

Weighted average common shares outstanding - basic	89,351	89,304	86,699
Weighted average common shares outstanding - diluted	89,370	89,324	86,708

Net income attributed to SIR per common share - basic and diluted	$0.75	$1.30	$0.86

See accompanying notes.

SELECT INCOME REIT
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(dollars in thousands)

					Cumulative
	Number of		Additional	Cumulative	Other	Cumulative
	Common	Common	Paid In	Net	Comprehensive	Common
	Shares	Shares	Capital	Income	Income (Loss)	Distributions	Total
Balance at December 31, 2014	59,959,750	$600	$1,441,036	$250,238	$(23)	$(211,404)	$1,480,447
Net income and other equity adjustments	—	—	(662)	74,748	—	—	74,086
Issuance of shares, net	29,356,800	293	737,338	—	—	—	737,631
Share grants	65,100	1	895	—	—	—	896
Share repurchases	(6,851)	—	(130)	—	—	—	(130)
Forfeited share grants	(770)	—	—	—	—	—	—
Other comprehensive loss	—	—	—	—	(19,564)	—	(19,564)
Distributions to common shareholders	—	—	—	—	—	(157,597)	(157,597)
Distribution to common shareholders of The RMR Group Inc. common stock	—	—	—	—	—	(18,809)	(18,809)
Balance at December 31, 2015	89,374,029	894	2,178,477	324,986	(19,587)	(387,810)	2,096,960
Net income	—	—	—	116,321	—	—	116,321
Share grants	65,900	—	1,523	—	—	—	1,523
Share repurchases	(12,060)	—	(331)	—	—	—	(331)
Other comprehensive income	—	—	—	—	40,059	—	40,059
Distributions to common shareholders	—	—	—	—	—	(180,570)	(180,570)
Balance at December 31, 2016	89,427,869	894	2,179,669	441,307	20,472	(568,380)	2,073,962
Net income	—	—	—	66,906	—	—	66,906
Share grants	72,850	1	1,536	—	—	—	1,537
Share repurchases	(13,348)	—	(309)	—	—	—	(309)
Other comprehensive income	—	—	—	—	32,193	—	32,193
Distributions to common shareholders	—	—	—	—	—	(182,470)	(182,470)
Balance at December 31, 2017	89,487,371	$895	$2,180,896	$508,213	$52,665	$(750,850)	$1,991,819

See accompanying notes.

SELECT INCOME REIT
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Year Ended December 31,
	2017	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$66,906	$116,354	$74,924
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	80,239	78,151	72,448
Net amortization of debt issuance costs, premiums and discounts	6,182	5,508	5,100
Amortization of acquired real estate leases and assumed real estate lease obligations	54,061	52,691	46,059
Amortization of deferred leasing costs	1,591	1,413	1,058
Write-off of straight line rents and provision for losses on rents receivable	13,104	496	(463)
Straight line rental income	(20,969)	(24,744)	(27,370)
Impairment losses	4,276	5,484	—
Loss on early extinguishment of debt	—	—	6,845
Loss on distribution to common shareholders of The RMR Group Inc. common stock	—	—	23,717
Other non-cash expenses, net	(651)	(607)	484
Equity in earnings of an investee	(608)	(137)	(20)
Change in assets and liabilities:
Restricted cash	—	1,127	16
Rents receivable	543	(534)	1,265
Deferred leasing costs	(5,239)	(4,485)	(1,888)
Other assets	(3,042)	(883)	(1,772)
Accounts payable and other liabilities	3,934	(572)	28,287
Rents collected in advance	(3,171)	2,520	(3,587)
Security deposits	198	42	436
Due to related persons	25,531	735	2,234
Net cash provided by operating activities	222,885	232,559	227,773

CASH FLOWS FROM INVESTING ACTIVITIES:
Real estate acquisitions	(117,468)	(18,046)	(2,179,621)
Real estate improvements	(15,162)	(8,862)	(3,797)
Proceeds from sale of properties, net	—	—	501,668
Cash placed in escrow for investing activities	(134)	—	—
Investment in The RMR Group Inc.	—	—	(19,219)
Net cash used in investing activities	(132,764)	(26,908)	(1,700,969)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of senior unsecured notes, after discounts	345,394	—	1,433,694
Repayment of mortgage notes payable	(34,223)	(40,525)	(245)
Borrowings under revolving credit facilities and bridge loan	1,012,000	205,000	1,819,000
Repayments of revolving credit facility and bridge loan	(589,000)	(181,000)	(1,593,000)
Payment of debt issuance costs	(4,921)	—	(23,761)
Distributions to common shareholders	(182,470)	(180,570)	(157,597)
Repurchase of common shares	(309)	(331)	(130)
Purchase of noncontrolling interest	—	(3,908)	—
Distributions to noncontrolling interest	—	(66)	(393)
Net cash provided by (used) in financing activities	546,471	(201,400)	1,477,568

Increase in cash and cash equivalents	636,592	4,251	4,372
Cash and cash equivalents at beginning of period	22,127	17,876	13,504
Cash and cash equivalents at end of period	$658,719	$22,127	$17,876

See accompanying notes.

SELECT INCOME REIT
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(dollars in thousands)

	Year Ended December 31,
	2017	2016	2015
SUPPLEMENTAL DISCLOSURES:
Interest paid	$84,589	$76,930	$45,078
Income taxes paid	$348	$428	$293

NON-CASH INVESTING ACTIVITIES:
Real estate and investment acquired by issuance of shares	$—	$—	$(736,740)
Real estate acquired by assumption of mortgage notes payable	$—	$—	$(297,698)
Real estate sold by assumption of mortgage notes payable	$—	$—	$29,955
Working capital assumed	$—	$—	$(13,333)

NON-CASH FINANCING ACTIVITIES:
Assumption of mortgage notes payable	$—	$—	$297,698
Mortgage notes payable assumed in real estate sale	$—	$—	$(29,955)
Issuance of SIR common shares	$—	$—	$736,740
Distribution to common shareholders of The RMR Group Inc. common stock	$—	$—	$(18,809)

See accompanying notes.

SELECT INCOME REIT
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share data)
Note 1. Organization
Select Income REIT, or SIR, we, us or our, is a real estate investment trust, or REIT, that was organized under Maryland law in 2011. We primarily own single tenant, net leased properties. As of December 31, 2017, our consolidated portfolio included 366 buildings, leasable land parcels and easements with approximately 45,496,000 rentable square feet. As of December 31, 2017, our then wholly owned subsidiary, Industrial Logistics Properties Trust, or ILPT, owned 266 of our consolidated buildings, leasable land parcels and easements with a combined 28,540,000 rentable square feet, including 226 buildings, leasable land parcels and easements with approximately 16,834,000 rentable square feet located on the island of Oahu, HI, and 40 buildings with approximately 11,706,000 square feet located in 24 other states. On January 17, 2018, ILPT completed an initial public offering and listing on The Nasdaq Stock Market LLC, or Nasdaq, of 20,000,000 of its common shares, or the ILPT IPO. As of January 17, 2018, we owned 45,000,000, or approximately 69.2%, of ILPT’s outstanding common shares. See Note 17 for additional information regarding the ILPT IPO. References to "SIR", "we", "us" and "our" refer to and include data for Select Income REIT and its consolidated subsidiaries, including its consolidated subsidiary, ILPT, unless the context indicates otherwise.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation. These consolidated financial statements include our accounts and the accounts of our subsidiaries, which are 100% owned or controlled directly or indirectly by us. The portion of a consolidated subsidiary that is not controlled by us, or the noncontrolling interest, is presented as a liability in our consolidated balance sheet and separately as net income allocated to noncontrolling interest in our consolidated statements of comprehensive income. See Note 9 for further information regarding a property we owned pursuant to a joint venture. All intercompany transactions and balances with or among our consolidated subsidiaries have been eliminated.
Real Estate Properties. We record our properties at cost, and we calculate depreciation on real estate investments on a straight line basis over estimated useful lives generally ranging from seven to 40 years. In some circumstances, we engage independent real estate appraisal firms to provide market information and evaluations which are relevant to our purchase price allocations and determinations of useful lives; however, we are ultimately responsible for the purchase price allocations and determinations of useful lives.
We allocate the purchase prices of our properties to land, building and improvements based on determinations of the fair values of these assets assuming the properties are vacant. We determine the fair value of each property using methods similar to those used by independent appraisers. We allocate a portion of the purchase price to above market and below market leases based on the present value (using an interest rate which reflects the risks associated with acquired in place leases at the time each property was acquired by us) of the difference, if any, between (i) the contractual amounts to be paid pursuant to the acquired in place leases and (ii) our estimates of fair market lease rates for the corresponding leases, measured over a period equal to the terms of the respective leases. The terms of below market leases that include bargain renewal options, if any, are further adjusted if we determine that renewal to be probable. We allocate a portion of the purchase price to acquired in place leases and tenant relationships based upon market estimates to lease up the property based on the leases in place at the time of purchase. In making these allocations, we considered factors such as estimated carrying costs during the expected lease up periods, including real estate taxes, insurance and other operating income and expenses and costs, such as leasing commissions, legal and other related expenses, to execute similar leases in current market conditions at the time a property was acquired by us. We allocate this aggregate value between acquired in place lease values and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease. However, we have not separated the value of tenant relationships from the value of acquired in place leases because such value and related amortization expense is immaterial to the accompanying consolidated financial statements. If the value of tenant relationships becomes material in the future, we may separately allocate those amounts and amortize the allocated amount over the estimated life of the relationships.
We amortize capitalized above market lease values (included in acquired real estate leases in our consolidated balance sheets) and below market lease values (presented as assumed real estate lease obligations in our consolidated balance sheets) as a reduction or increase, respectively, to rental income over the terms of the associated leases. Such amortization resulted in changes to rental income of $2,054, $1,732 and $3,430 during the years ended December 31, 2017, 2016 and 2015, respectively. We amortize the value of acquired in place leases (included in acquired real estate leases in our consolidated balance sheets), exclusive of the value of above market and below market acquired in place leases, or lease origination value, over the terms of the associated leases. Such amortization, which is included in depreciation and amortization expense, totaled $56,115, $54,422 and $49,489 during the years ended December 31, 2017, 2016 and 2015, respectively. If a lease is terminated prior to its stated expiration, we write off the unamortized amounts relating to that lease.
At December 31, 2017 and 2016, our acquired real estate leases and assumed real estate lease obligations were as follows:

	December 31,
	2017	2016
Acquired real estate leases:
Capitalized above market lease values	$92,887	$100,746
Less: accumulated amortization	(31,364)	(28,611)
Capitalized above market lease values, net	61,523	72,135

Lease origination value	598,927	563,898
Less: accumulated amortization	(182,873)	(129,735)
Lease origination value, net	416,054	434,163
Acquired real estate leases, net	$477,577	$506,298

Assumed real estate lease obligations:
Capitalized below market lease values	$107,290	$107,375
Less: accumulated amortization	(38,507)	(29,753)
Assumed real estate lease obligations, net	$68,783	$77,622
As of December 31, 2017, the weighted average amortization periods for capitalized above market lease values, lease origination value and capitalized below market lease values were 11.9 years, 8.7 years, and 10.3 years, respectively.  Future amortization of net intangible acquired real estate lease assets and liabilities to be recognized over the current terms of the associated leases as of December 31, 2017 are estimated to be $54,502 in 2018, $52,123 in 2019, $51,365 in 2020, $50,834 in 2021, $48,511 in 2022 and $151,459 thereafter.
We recognize impairment losses on real estate investments when indicators of impairment are present and the estimated undiscounted cash flow from our real estate investments is less than the carrying amount of such real estate investments. Impairment indicators may include declining tenant occupancy, lack of progress releasing vacant space, tenant bankruptcies, low long term prospects for improvement in property performance, weak or declining tenant profitability, cash flow or liquidity, our decision to dispose of an asset before the end of its estimated useful life and legislative, market or industry changes that could permanently reduce the value of a property. We review our properties for impairment quarterly, or whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. If indicators of impairment are present, we evaluate the carrying value of the related property by comparing it to the expected future undiscounted cash flows expected to be generated from that property. If the sum of these expected future undiscounted cash flows is less than the carrying value, we reduce the net carrying value of the property to its estimated fair value. The determination of undiscounted cash flow includes consideration of many factors including income to be earned from the investment, holding costs (exclusive of interest), estimated selling prices, and prevailing economic and market conditions.
Cash and Cash Equivalents. We consider highly liquid investments with original maturities of three months or less at the date of purchase to be cash equivalents.
Restricted Cash. Restricted cash consists of amounts escrowed for future capital expenditures as required by certain of our mortgage debts.
Deferred Leasing Costs. Deferred leasing costs include capitalized brokerage, legal and other fees associated with the successful negotiation of leases, which are amortized to depreciation and amortization expense on a straight line basis over the terms of the respective leases. Deferred leasing costs totaled $18,808 and $13,987 at December 31, 2017 and 2016, respectively, and accumulated amortization of deferred leasing costs totaled $4,513 and $3,936 at December 31, 2017 and 2016, respectively. Included in deferred leasing costs at December 31, 2017, was $22 of estimated costs associated with leases under negotiation. Future amortization of deferred leasing costs to be recognized during the current terms of our existing leases as of December 31, 2017, are estimated to be $1,971 in 2018, $1,879 in 2019, $1,792 in 2020, $1,567 in 2021, $1,308 in 2022 and $5,778 thereafter.
Debt Issuance Costs. Debt issuance costs include capitalized issuance related to borrowings, which are amortized to interest expense over the terms of the respective loans. Debt issuance costs, net of accumulated amortization, for our and ILPT's revolving credit facilities are included in other assets in our consolidated balance sheets. Debt issuance costs, net of accumulated amortization, for our unsecured term loan, senior unsecured notes and mortgage notes payable are presented as a direct deduction from the associated debt liability in our consolidated balance sheets. As of December 31, 2017 and 2016, debt issuance costs for our and ILPT's revolving credit facilities were $7,634 and $5,910, respectively, and accumulated amortization of debt issuance costs for our and ILPT's revolving credit facilities were $4,142 and $2,751, respectively. As of December 31, 2017, debt issuance costs, net of accumulated amortization, for our unsecured term loan and senior unsecured notes were $1,130 and $8,470, respectively. As of December 31, 2016, debt issuance costs, net of accumulated amortization, for our unsecured term loan, senior unsecured notes and mortgage notes payable were $1,627, $7,538 and $17, respectively. Future amortization of debt issuance costs to be recognized with respect to our loans as of December 31, 2017, are estimated to be $4,101 in 2018, $3,100 in 2019, $1,790 in 2020, $1,652 in 2021, $898 in 2022 and $1,551 thereafter.
Available for sale securities. As of December 31, 2017, we owned 1,586,836 shares of class A common stock of The RMR Group Inc., or RMR Inc. Our investment in RMR Inc. is classified as an available for sale security. Available for sale securities are recorded at fair value based on their quoted market price at the end of the reporting period. Unrealized gains and losses on available for sale securities are recorded as a component of cumulative other comprehensive income (loss) in shareholders’ equity. As further described in Note 14, we initially acquired 3,166,891 shares of class A common stock of RMR Inc. on June 5, 2015 for cash and share consideration of $35,954. We concluded, for accounting purposes, that the cash and share consideration we paid for our investment in these shares represented a discount to the fair value of these shares. We initially accounted for this investment under the cost method of accounting and recorded this investment at its estimated fair value of $81,850 as of June 5, 2015 using Level 3 inputs, as defined in the fair value hierarchy under U.S. generally accepted accounting principles, or GAAP. As a result, we recorded a liability for the amount by which the estimated fair value of these shares exceeded the price we paid for these shares. This liability is included in accounts payable and other liabilities in our consolidated balance sheets. A part of this liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to our business management and property management fee expense. We amortized $2,230, $2,230 and $1,268 of this liability during the years ended December 31, 2017, 2016 and 2015, respectively. These amounts are included in the net business management and property management fee amounts for such periods. As of December 31, 2017, the remaining unamortized amount of this liability was $40,170. Future amortization of this liability as of December 31, 2017, is estimated to be $2,230 in 2018 through 2022 and $29,020 thereafter.
We evaluate our investments in available for sale securities to determine if a decline in the fair value below our carrying value is other than temporary. We consider the severity and the duration of the decline, and our ability and intent to hold the investment until recovery when making this assessment. If a decline in fair value is determined to be other than temporary, an impairment loss equal to the difference between the investment’s carrying value and its fair value is recognized in earnings.
Other Assets. Other assets consist primarily of deposits on potential acquisitions, our investments in RMR Inc. and Affiliates Insurance Company, or AIC, debt issuance costs on our and ILPT's revolving credit facilities, prepaid real estate taxes and other prepaid expenses. We account for our investment in AIC using the equity method of accounting. Significant influence is present through common representation on the boards of trustees or directors of us and AIC. Our Managing Trustees own ABP Trust, which is the controlling shareholder of RMR Inc. RMR Inc. is the managing member of our manager, The RMR Group LLC, or RMR LLC. Our Managing Trustees are also directors and officers of RMR Inc. and officers of RMR LLC. RMR LLC also provides management and administrative services to AIC, and each of our Trustees is a director of AIC. See Notes 8 and 14 for further information regarding our investments in RMR Inc. and AIC.
We evaluate our equity method investments to determine if there are any events or circumstances (impairment indicators) that are likely to have a significant adverse effect on the fair value of the investment. Fair value estimates consider all available financial information related to the investee. Examples of such impairment indicators include, but are not limited to: a significant deterioration in earnings performance; a significant adverse change in the regulatory or economic environment of an investee; or a significant doubt about an investee’s ability to continue as a going concern. If an impairment indicator is identified, an estimate of the fair value of the investment is compared to its carrying value. If the fair value of the investment is less than its carrying value, a determination is made as to whether the related impairment is other than temporary. For other than temporary impairments, an impairment loss equal to the difference between the investment’s carrying value and its fair value is recognized in earnings to adjust the basis of the investment to its fair value.

Derivative Instruments and Hedging Activities. We account for our derivative instruments at fair value. Accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative instrument and the designation of the derivative instrument. The change in fair value of the effective portion of the derivative instrument that is not designated as a hedge or that does not meet the hedge accounting criteria are recorded as a gain or loss to operations.
Revenue Recognition. Rental income from operating leases is recognized on a straight line basis over the lives of lease agreements. We defer the recognition of contingent rental income, such as percentage rents, until the specific targets that trigger the contingent rental income are achieved. Contingent rental income recognized for the years ended December 31, 2017, 2016 and 2015, totaled $650, $846 and $1,468, respectively. Tenant reimbursements and other income include property level operating expenses and capital expenditures reimbursed by our tenants as well as other incidental revenues. Certain tenants are obligated to pay directly their obligations under their leases for insurance, real estate taxes and certain other expenses. These costs, which have been assumed by the tenants under the terms of their respective leases, are not reflected in our consolidated financial statements. To the extent any tenant responsible for these costs under their respective lease defaults on its lease or it is deemed probable that the tenant will fail to pay for such costs, we would record a liability for such obligation.
Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability or unwillingness of certain tenants to make payments required under their leases. The computation of the allowance is based on the tenants’ payment histories and current credit profiles, as well as other considerations.
Income Taxes. We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, and, accordingly, we generally will not be subject to federal income taxes provided we distribute our taxable income and meet certain other requirements to qualify as a REIT. We are, however, subject to certain state and local taxes.
Cumulative Other Comprehensive Income. Cumulative other comprehensive income consists of unrealized gains and losses related to our investments in RMR Inc. and AIC and changes in the fair value of our interest rate derivative.
Use of Estimates. Preparation of these financial statements in conformity with GAAP requires us to make estimates and assumptions that may affect the amounts reported in these consolidated financial statements and related notes. The actual results could differ from these estimates. Significant estimates in the consolidated financial statements include the allowance for doubtful accounts, purchase price allocations, useful lives of fixed assets and the assessments of the carrying values and impairments of long lived assets.
Net Income Per Common Share. We calculate basic earnings per common share by dividing net income attributed to SIR by the weighted average number of common shares outstanding during the period. We calculate diluted net income per share using the more dilutive of the two class method or the treasury stock method.
Segment Information. As of December 31, 2017, we had two operating segments: properties 100% owned by SIR and properties owned by ILPT.
Reclassifications. Reclassifications have been made to the prior years' consolidated financial statements to conform to the current year's presentation.

New Accounting Pronouncements. On January 1, 2017, we adopted the Financial Accounting Standards Board, or FASB, Accounting Standards Update, or ASU, No. 2017-01, Clarifying the Definition of a Business. This update provides additional guidance on evaluating whether transactions should be accounted for as an acquisition (or disposal) of assets or of a business. This update defines three requirements for a set of assets and activities (collectively referred to as a “set”) to be considered a business: inputs, processes and outputs. As a result of the implementation of this update, certain property acquisitions which under previous guidance were accounted for as business combinations are now accounted for as acquisitions of assets. In an acquisition of assets, certain acquisition costs are capitalized as opposed to expensed under previous guidance.

In May 2014, the FASB issued ASU No. 2014-09, Revenue From Contracts With Customers, which outlines a comprehensive model for entities to use in accounting for revenue arising from contracts with customers. ASU No. 2014-09 states that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” While ASU No. 2014-09 specifically references contracts with customers, it may apply to certain other transactions such as the sale of real estate or equipment. In August 2015, the FASB provided for a one-year deferral of the effective date for ASU No. 2014-09, which is now effective for us beginning January 1, 2018. A substantial portion of our revenue consists of rental income from leasing arrangements, which is specifically excluded from ASU No. 2014-09. We have evaluated ASU No. 2014-09 (and related clarifying guidance issued by the FASB); and the adoption will not have a material impact on the amount or timing of our revenue recognition in our consolidated financial statements. We will adopt the standard using the modified retrospective approach.

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which changes how entities measure certain equity investments and present changes in the fair value of financial liabilities measured under the fair value option that are attributable to their own credit. This update is effective for all prospective interim and annual periods beginning after December 15, 2017. We expect to record an adjustment of $51,413 on January 1, 2018 to reclassify historical changes in the fair value of our available for sale equity investments from other comprehensive income to retained earnings. Future changes in the fair value of our equity investments will be recorded through earnings in accordance with ASU No. 2016-01.

In February 2016, the FASB issued ASU No. 2016-02, Leases, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). ASU No. 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase of the leased asset by the lessee. This classification will determine whether the lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease. A lessee is also required to record a right of use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales type leases, direct financing leases and operating leases. ASU No. 2016-02 is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. We are currently assessing the potential impact the adoption of ASU No. 2016-02 will have in our consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. We are currently assessing the potential impact the adoption of ASU No. 2016-13 will have in our consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Restricted Cash, which requires companies to show the changes in the total of cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. The new standard also requires a reconciliation of the totals in the statement of cash flows to the related captions in the balance sheets. ASU No. 2016-18 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and requires the usage of a retrospective transition method. Upon the adoption of ASU No. 2016-18, we will present the changes in the total cash, cash equivalents and restricted cash in the statement of cash flows, whereas under the current guidance we present the changes during the period for cash and cash equivalents only.

Note 3. Real Estate Properties
As of December 31, 2017, we owned 366 buildings, leasable land parcels and easements with approximately 45,496,000 rentable square feet. In connection with the ILPT IPO, on September 29, 2017, we contributed to ILPT 266 buildings, leasable land parcels and easements with a total of approximately 28,540,000 rentable square feet, including 16,834,000 rentable square feet of primarily industrial lands in Hawaii and approximately 11,706,000 rentable square feet of industrial buildings in 24 other states, or collectively, the ILPT Properties. In connection with ILPT’s formation and this contribution, ILPT issued to us 45,000,000 of its common shares and a non-interest bearing demand note for $750,000, or the ILPT Demand Note, and ILPT assumed three mortgage notes totaling $63,069 as of September 30, 2017, that were secured by three of the ILPT Properties. In December 2017, ILPT paid to us the entire principal amount outstanding under the ILPT Demand Note with initial borrowings under its revolving credit facility, and we prepaid on ILPT’s behalf two of the mortgage notes totaling $14,319 that had encumbered two of the ILPT Properties.
2017 Acquisitions:
On January 13, 2017, we acquired a land parcel adjacent to one of our properties, included in our ILPT segment, located in McAlester, OK for $281, including $55 of acquisition related costs. In September 2017, we substantially completed the development of a 35,000 square foot expansion for the tenant at our McAlester, OK property which is located on this adjacent parcel.

During the year ended December 31, 2017, we also acquired three properties (four buildings), included in our SIR segment, with a combined 648,017 rentable square feet for an aggregate purchase price of $117,187, including acquisition related costs of $729. These acquisitions were accounted for as asset acquisitions. We allocated the purchase prices of these acquisitions based on the estimated fair values of the acquired assets as follows:

		Number of	Rentable				Acquired
		Properties/	Square	Purchase		Building and	Real Estate
Date	Location	Buildings	Feet	Price	Land	Improvements	Leases
April 2017	Norfolk, VA	1 / 1	288,662	$55,506	$4,497	$32,505	$18,504
May 2017	Houston, TX	1 / 1	84,150	20,459	887	12,594	6,978
July 2017	Indianapolis, IN	1 / 2	275,205	41,222	3,279	25,200	12,743
		3 / 4	648,017	$117,187	$8,663	$70,299	$38,225

2017 Dispositions:

In June 2017, we began marketing for sale one of our land parcels, included in our SIR segment, in Kapolei, HI with 417,610 rentable square feet and a net book value of $5,829. As of December 31, 2017, we have classified this property as held for sale.

In June 2017, we entered an agreement to sell an office building, included in our SIR segment, located in Maynard, MA with 287,037 rentable square feet. We recorded a loss on impairment of real estate assets of $229 in June 2017 to reduce its carrying value from $17,489 to its estimated fair value less costs to sell of $17,260. In July 2017, the prospective buyer of the property in Maynard, MA terminated that purchase agreement and we determined this property no longer met the criteria to be classified as held for sale and accordingly, we reclassified the carrying amount to held and used in operations.

2016 Acquisitions:
On February 29, 2016, we acquired the remaining 11.0% interest we did not own in a joint venture interest in an office building, included in our SIR segment, containing approximately 344,000 square feet located in Duluth, GA. We paid $3,908 for this 11.0% ownership interest. Following this acquisition, we own 100% of this office building. See Note 9 for more information regarding this joint venture arrangement, our acquisition of the 11.0% interest and certain resulting accounting.

During the year ended December 31, 2016, we also acquired two properties (two buildings), included in our SIR segment, located in Huntsville, AL and Richmond, VA with a combined 107,657 rentable square feet for an aggregate purchase price of $17,960, excluding acquisition related costs. The Huntsville, AL acquisition was accounted for as an asset acquisition and the Richmond, VA acquisition was accounted for as a business combination. We allocated the purchase prices of these acquisitions based on the estimated fair values of the acquired assets and assumed liabilities as follows:

		Number of	Rentable				Acquired
		Properties/	Square	Purchase		Building and	Real Estate
Date	Location	Buildings	Feet	Price	Land	Improvements	Leases
July 2016	Huntsville, AL (2)	1 / 1	57,420	$10,200	$1,652	$8,548	$—
October 2016	Richmond, VA	1 / 1	50,237	7,760	1,270	4,824	1,666
		2 / 2	107,657	$17,960	$2,922	$13,372	$1,666

(1)	Purchase price excludes acquisition related costs.

(2)
This property was acquired and simultaneously leased back to the seller. We accounted for this acquisition as an asset acquisition and capitalized acquisition related costs of $86 related to this transaction.

2015 Acquisitions and Dispositions:
On January 29, 2015, we completed our acquisition of Cole Corporate Income Trust, Inc., a Maryland corporation, or CCIT, pursuant to the Agreement and Plan of Merger, dated as of August 30, 2014, as amended, or the Merger Agreement, by and among us, SC Merger Sub LLC, a Maryland limited liability company and our wholly owned subsidiary, or SIR Merger

Sub, and CCIT. At the effective time on January 29, 2015, CCIT merged with and into SIR Merger Sub, and the separate corporate existence of CCIT ceased, with SIR Merger Sub surviving as our wholly owned subsidiary, or the CCIT Merger.
At the effective time of the CCIT Merger, we acquired CCIT’s full property portfolio which included 64 office and industrial net leased properties (73 buildings), or the 64 CCIT Properties, as well as 23 healthcare properties which we sold concurrently to Senior Housing Properties Trust, or SNH. The total consideration for our acquisition of CCIT’s full portfolio was $2,990,210, including the assumption of $297,698 of mortgage debt principal (of which $29,955 was assumed by SNH in our sale of the healthcare properties to SNH) and excluding acquisition related costs. Pursuant to the terms of the Merger Agreement, we paid $1,245,321 in cash and issued 28,439,111 of our common shares at a value of $25.20 per share, or an aggregate of $716,666, to former holders of CCIT common stock. Concurrently with the entry into the Merger Agreement, on August 30, 2014, we, a wholly owned subsidiary of ours and SNH, entered into a purchase and sale agreement and joint escrow instructions for our sale to SNH of entities owning 23 healthcare properties, or the CCIT MOBs, that were to be acquired by us in the CCIT Merger. Pursuant to this purchase and sale agreement, on January 29, 2015, concurrently with the closing of the CCIT Merger, we sold to SNH the CCIT MOBs for $531,923, including a purchase price adjustment of $7,677 and SNH's assumption of $29,955 of mortgage debt, but excluding working capital. In April 2015, we paid $1,316 to SNH to settle certain working capital activity for the CCIT MOBs as of the sale date. The following tables summarize the total consideration, the estimated fair values of the assets acquired and liabilities assumed in the CCIT Merger and the net purchase price after the completion of our sale of the 23 healthcare properties to SNH:

Total Purchase Price (excluding acquisition costs):
Aggregate share consideration	$716,666
Assumed working capital	(3,794)
Assumed mortgage principal	297,698
Non-cash portion of purchase price	1,010,570
Cash consideration paid to former holders of CCIT common stock	1,245,321
CCIT shareholders distribution, debt and loan assumption costs paid at closing	734,319
Cash portion of purchase price	1,979,640
Gross purchase price	$2,990,210

Purchase Price Allocation:
Land	$315,352
Buildings and improvements	2,260,870
Acquired real estate leases	492,997
Cash	17,127
Restricted cash	1,145
Rents receivable	4,354
Other assets	565
Total assets	3,092,410
Mortgage notes payable (1)	(299,710)
Fair value of derivative instrument (2)	(1,779)
Accounts payable and accrued expenses	(8,142)
Assumed real estate lease obligations	(71,701)
Rents collected in advance	(10,194)
Security deposits	(1,061)
Amount allocated to noncontrolling interest	(3,517)
Net assets acquired	2,696,306
Assumed working capital	(3,794)
Assumed principal balance of debt	297,698
Gross purchase price	$2,990,210

Reconciliation to Net Purchase Price (excluding acquisition costs):
Gross purchase price	$2,990,210
Proceeds from properties sold to SNH	(501,668)
Mortgage principal assumed by SNH, including loan assumption costs of $300 (3)	(30,255)
Net purchase price	$2,458,287

(1)	Includes the fair value adjustment totaling $2,012 on $297,698 of mortgage principal assumed in connection with the CCIT Merger.

(2)	Represents the fair value of an interest rate swap agreement relating to a $41,000 mortgage note assumed in connection with the CCIT Merger.

(3)	Excludes the fair value adjustment totaling $1,073.
In accordance with GAAP, we accounted for the CCIT Merger as a business combination with us treated as the acquirer of CCIT for accounting purposes. Under business combination accounting rules, the assets acquired and liabilities assumed were recorded as of the acquisition date, at their respective estimated fair value, and added to those of SIR. We allocated the purchase price of this acquisition based on the estimated fair values of the acquired assets and liabilities assumed in a manner consistent with our purchase price allocation accounting policy described in Note 2. We engaged an independent real estate consulting firm to assist us with determining the purchase price allocations and to provide market information and evaluations which are relevant to purchase price allocations and determinations of useful lives. As of the date acquired, the weighted average amortization periods for capitalized above market lease values, lease origination value and capitalized below market lease values were 10.2 years, 11.4 years and 12.3 years, respectively.
During the year ended December 31, 2015, in addition to the 64 CCIT Properties, which are included in both our SIR and ILPT segments, we also acquired four properties (six buildings), included in our SIR segment, with a combined 890,904 rentable square feet and an ancillary land parcel adjacent to one of our existing properties for an aggregate purchase price of $217,100, excluding acquisition related costs. We accounted for these acquisitions as business combinations and allocated the purchase prices of these acquisitions based on the estimated fair value of the acquired assets and assumed liabilities as follows:

								Assumed
		Number of	Rentable				Acquired	Real Estate	Other
		Properties/	Square	Purchase		Building and	Real Estate	Lease	Assumed
Date	Location	Buildings	Feet	Price (1)	Land	Improvements	Leases	Obligations	Liabilities
April 2015	Phoenix, AZ	1 / 1	106,397	$16,850	$2,490	$10,799	$3,649	$(78)	$(10)
April 2015	Birmingham, AL	—	—	2,000	2,000	—	—	—	—
July 2015	Richmond, VA	1 / 3	88,890	12,750	2,401	7,289	3,060	—	—
July 2015	Kansas City, MO	1 / 1	595,607	153,500	4,263	73,891	75,346	—	—
November 2015	Parsippany, NJ	1 / 1	100,010	32,000	4,188	14,919	12,893	—	—
		4 / 6	890,904	$217,100	$15,342	$106,898	$94,948	$(78)	$(10)

(1)	Purchase price excludes acquisition related costs.
2017 Tenant Improvements and Leasing Costs:
We committed $18,017 for expenditures related to tenant improvements and leasing costs for approximately 1,520,000 square feet of leases executed during 2017. Committed but unspent tenant related obligations based on existing leases as of December 31, 2017, were $34,538.
Future Minimum Lease Payments:
The future minimum lease payments scheduled to be received by us during the current terms of our leases as of December 31, 2017 are as follows:

Minimum
Lease
Year	Payment
2018	$379,134
2019	379,425
2020	380,551
2021	377,971
2022	366,126
Thereafter	2,032,881
$3,916,088
Note 4. Tenant Concentration
During the periods presented in these financial statements, no single tenant accounted for more than 10% of our total revenues. A “net leased property” or a property being “net leased” means that the building or land lease requires the tenant to pay rent and pay, or reimburse us, for all, or substantially all, property level operating expenses and capital expenditures, such as real estate taxes, insurance, utilities, maintenance and repairs, other than, in certain circumstances, roof and structural element related expenditures; however, in some instances, tenants reimburse us for all expenses in excess of certain amounts included in the stated rent. Our buildings and lands are primarily leased to single tenants. We define a single tenant leased building or land parcel as a building or land parcel with at least 90% of its rentable area leased to one tenant. We also own some multi-tenant buildings on the island of Oahu, HI, and one mainland multi-tenant office building.

Note 5. Segment Information
As of December 31, 2017, we had two operating segments: properties 100% owned by SIR (primarily net leased office properties) and properties owned by one of our consolidated subsidiaries, ILPT (primarily industrial and logistics properties). We have restated the 2016 and 2015 segment tables below to retrospectively present our segment information.

	For the Year Ended December 31, 2017
	SIR	ILPT	Corporate	Consolidated
REVENUES:
Rental income	$257,459	$134,826	$—	$392,285
Tenant reimbursements and other income	54,138	21,680	—	75,818
Total revenues	311,597	156,506	—	468,103

EXPENSES:
Real estate taxes	26,263	17,868	—	44,131
Other operating expenses	44,654	10,913	—	55,567
Depreciation and amortization	110,357	27,315	—	137,672
Acquisition and transaction related costs	—	—	1,075	1,075
General and administrative	—	—	54,818	54,818
Write-off of straight line rents receivable, net	12,517	—	—	12,517
Loss on asset impairment	4,047	—	—	4,047
Loss on impairment of real estate assets	229	—	—	229
Total expenses	198,067	56,096	55,893	310,056

Operating income (loss)	113,530	100,410	(55,893)	158,047

Dividend income	—	—	1,587	1,587
Interest expense	(6,332)	(2,259)	(84,279)	(92,870)
Income (loss) before income tax expense and equity in earnings of an investee	107,198	98,151	(138,585)	66,764
Income tax expense	—	—	(466)	(466)
Equity in earnings of an investee	—	—	608	608
Net income (loss)	$107,198	$98,151	$(138,443)	$66,906

	At December 31, 2017
	SIR	ILPT	Corporate	Consolidated
Total assets	$3,128,182	$1,405,592	$769,256	$5,303,030

	For the Year Ended December 31, 2016
	SIR	ILPT	Corporate	Consolidated
REVENUES:
Rental income	$254,497	$132,518	$—	$387,015
Tenant reimbursements and other income	54,200	20,792	—	74,992
Total revenues	308,697	153,310	—	462,007

EXPENSES:
Real estate taxes	25,675	17,204	—	42,879
Other operating expenses	42,364	10,593	—	52,957
Depreciation and amortization	106,688	27,074	—	133,762
Acquisition and transaction related costs	—	—	306	306
General and administrative	—	—	28,602	28,602
Loss on impairment of real estate assets	5,484	—	—	5,484
Total expenses	180,211	54,871	28,908	263,990

Operating income (loss)	128,486	98,439	(28,908)	198,017

Dividend income	—	—	1,268	1,268
Interest expense	(7,431)	(2,262)	(72,927)	(82,620)
Income (loss) before income tax expense and equity in earnings of an investee	121,055	96,177	(100,567)	116,665
Income tax expense	—	—	(448)	(448)
Equity in earnings of an investee	—	—	137	137
Net income (loss)	121,055	96,177	(100,878)	116,354
Net income allocated to noncontrolling interest	(33)	—	—	(33)
Net income (loss) attributed to SIR	$121,022	$96,177	$(100,878)	$116,321

	At December 31, 2016
	SIR	ILPT	Corporate	Consolidated
Total assets	$3,120,475	$1,422,335	$96,872	$4,639,682

	For the Year Ended December 31, 2015
	SIR	ILPT	Corporate	Consolidated
REVENUES:
Rental income	$235,837	$128,302	$—	$364,139
Tenant reimbursements and other income	44,637	19,589	—	64,226
Total revenues	280,474	147,891	—	428,365

EXPENSES:
Real estate taxes	21,144	16,316	—	37,460
Other operating expenses	33,475	8,478	—	41,953
Depreciation and amortization	97,621	25,285	—	122,906
Acquisition and transaction related costs	—	—	21,987	21,987
General and administrative	—	—	25,859	25,859
Total expenses	152,240	50,079	47,846	250,165

Operating income (loss)	128,234	97,812	(47,846)	178,200

Dividend income	—	—	1,666	1,666
Interest expense	(7,028)	(2,092)	(64,765)	(73,885)
Loss on early extinguishment of debt	—	—	(6,845)	(6,845)
Loss on distribution to common shareholders of The RMR Group Inc. common stock	—	—	(23,717)	(23,717)
Income (loss) before income tax expense and equity in earnings of an investee	121,206	95,720	(141,507)	75,419
Income tax expense	—	—	(515)	(515)
Equity in earnings of an investee	—	—	20	20
Net income (loss)	121,206	95,720	(142,002)	74,924
Net income allocated to noncontrolling interest	(176)	—	—	(176)
Net income (loss) attributed to SIR	$121,030	$95,720	$(142,002)	$74,748

	At December 31, 2015
	SIR	ILPT	Corporate	Consolidated
Total assets	$3,188,582	$1,443,217	$52,546	$4,684,345

Note 6. Derivatives and Hedging Activities
We are exposed to certain risks relating to our ongoing business operations, including the effect of changes in interest rates. We use derivative instruments to manage only a part of our interest rate risk. We have an interest rate swap agreement to manage our interest rate risk exposure on a $41,000 mortgage note due 2020, with interest payable at a rate equal to LIBOR plus a premium.
We record all derivatives on our balance sheet at fair value. The following table summarizes the terms of our outstanding interest rate swap agreement, which we designate as a cash flow hedge:

Fair Value
		Notional				of Liability
		Amount as of	Interest	Effective	Maturity	as of
	Balance Sheet Location	December 31, 2017	Rate (1)	Date	Date	December 31, 2017
Interest rate swap	Accounts payable and other liabilities	$41,000	4.16%	1/29/2015	8/3/2020	$162

(1)	The interest rate consists of the underlying index swapped to a fixed rate rather than floating rate LIBOR, plus a premium.

The table below presents the effects of our interest rate derivative on our consolidated statements of comprehensive income for the years ended December 31, 2017, 2016 and 2015:

	Year Ended December 31,
	2017	2016	2015
Amount of gain (loss) recognized in cumulative
other comprehensive income (effective portion)	$87	$(284)	$61
Amount of gain reclassified from cumulative
other comprehensive income into interest expense (effective portion)	$226	$377	$215
We may enter into additional interest rate swaps or hedge agreements to manage some of our interest rate risk associated with other floating rate borrowings.
Note 7. Indebtedness
At December 31, 2017 and 2016, our outstanding indebtedness consisted of the following:

	December 31,
	2017	2016
Revolving credit facility, due in 2019	$—	$327,000
ILPT revolving credit facility, due in 2021 (1)	750,000	—
Term loan, due in 2020 (2)	350,000	350,000
Senior unsecured notes, 2.85%, due in 2018 (3)	350,000	350,000
Senior unsecured notes, 3.60%, due in 2020	400,000	400,000
Senior unsecured notes, 4.15%, due in 2022	300,000	300,000
Senior unsecured notes, 4.25%, due in 2024	350,000	—
Senior unsecured notes, 4.50%, due in 2025	400,000	400,000
Mortgage note payable, 5.95%, due in 2017 (4) (5)	—	17,498
Mortgage note payable, 4.50%, due in 2019 (4) (6)	—	1,984
Mortgage note payable, 4.50%, due in 2019 (4) (6)	—	2,381
Mortgage note payable, 3.87%, due in 2020 (4) (6)	—	12,360
Mortgage note payable, 4.16%, due in 2020 (4) (7)	41,000	41,000
Mortgage note payable, 3.99%, due in 2020 (4)	48,750	48,750
Mortgage note payable, 3.55%, due in 2023 (4)	71,000	71,000
Mortgage note payable, 3.70%, due in 2023 (4)	50,000	50,000
	3,110,750	2,371,973
Unamortized debt issuance costs, premiums and discounts	(23,670)	(20,657)
	$3,087,080	$2,351,316

(1)
ILPT repaid certain amounts outstanding under its revolving credit facility on January 17, 2018 with part of the $435,900 of net proceeds from the ILPT IPO. Upon the completion of the ILPT IPO, the maturity date of ILPT's revolving credit facility was extended from March 29, 2018 to December 29, 2021.

(2)	On January 31, 2018, we repaid this term loan in full without penalty with cash on hand at December 31, 2017 and borrowings under our revolving credit facility.

(3)	On January 2, 2018, we redeemed at par plus accrued interest all of these senior unsecured notes with cash on hand at December 31, 2017.

(4)
We assumed all of these mortgage notes in connection with our acquisition of certain properties. The stated interest rates for these mortgage debts are the contractually stated rates; we recorded the assumed mortgages at estimated fair value on the date of acquisition, and we amortize the fair value premiums to interest expense over the respective terms of the mortgage notes to reduce interest expense to the estimated market interest rates as of the date of acquisition.

(5)	This mortgage note was repaid on July 3, 2017.

(6)	These mortgage notes were repaid on December 29, 2017.

(7)
Interest on this mortgage note is payable at a rate equal to LIBOR plus a premium but has been fixed by a cash flow hedge which sets the rate at approximately 4.16% until August 3, 2020, which is the maturity date of the mortgage note.

Our $750,000 unsecured revolving credit facility has a maturity date of March 29, 2019, interest payable on borrowings of LIBOR plus 105 basis points and a facility fee of 20 basis points per annum, based on the total amount of lending commitments. Both the interest rate premium and the facility fee for our revolving credit facility are subject to adjustment based on changes to our credit ratings. Upon the payment of an extension fee and meeting other conditions, we have the option to extend the maturity date of our revolving credit facility to March 29, 2020. As of December 31, 2017 and 2016, the interest rate payable on borrowings under our revolving credit facility was 2.53% and 1.76%, respectively. The weighted average interest rate for borrowings under our revolving credit facility was 2.00%, 1.49% and 1.25% for the years ended December 31, 2017, 2016 and 2015, respectively. We can borrow, repay and reborrow funds available under our revolving credit facility until maturity, and no principal repayment is due until maturity. As of December 31, 2017 and February 15, 2018, we had zero and $100,000, respectively, outstanding under our revolving credit facility and $750,000 and $650,000, respectively, available to borrow under our revolving credit facility.
Our $350,000 term loan had a maturity date of March 31, 2020 and interest payable on the amount outstanding of LIBOR plus 115 basis points. The interest rate premium for this term loan was subject to adjustment based on changes to our credit ratings. As of December 31, 2017 and 2016, the interest rate payable for the amount outstanding under this term loan was 2.51% and 1.77%, respectively. The weighted average interest rate for the amount outstanding under this term loan was 2.24%, 1.63% and 1.34% for the years ended December 31, 2017, 2016 and 2015, respectively. We repaid this term loan in full without penalty on January 31, 2018 using cash on hand and borrowings under our revolving credit facility.
The credit agreement governing our revolving credit facility, or the credit agreement, includes a feature under which the maximum aggregate borrowing availability under the revolving credit facility may be increased to up to $1,850,000 in certain circumstances.
On December 14, 2017, we amended the agreement governing our $750,000 revolving credit facility and our $350,000 term loan to permit for the entry of ILPT's revolving credit facility and to modify certain covenants and defined terms.

On December 29, 2017, ILPT obtained a $750,000 secured revolving credit facility which initially had a maturity date of March 29, 2018. As of December 31, 2017, interest payable on the amount outstanding under ILPT's revolving credit facility was LIBOR plus 140 basis points. Upon the completion of the ILPT IPO, the secured revolving credit facility became a $750,000 unsecured revolving credit facility and the maturity date was extended to December 29, 2021. Following the ILPT IPO, borrowings under ILPT's revolving credit facility are available for its general business purposes, including acquisitions. ILPT has the option to extend the maturity date of its revolving credit facility for two six month periods, subject to payment of extension fees and satisfaction of other conditions. Interest on borrowings under ILPT's revolving credit facility will be calculated at floating rates based on LIBOR plus a premium that will vary based on its leverage ratio. If ILPT later achieves an investment grade credit rating, it will then be able to elect to continue to have the interest premium based on its leverage ratio or it may instead elect to have the interest premium based on ILPT’s credit rating, or a ratings election. ILPT is required to pay a commitment fee on the unused portion of its revolving credit facility until and if such time as it makes a ratings election, and thereafter ILPT will be required to pay a facility fee in lieu of such commitment fee based on the maximum amount of its revolving credit facility. ILPT may borrow, repay and reborrow funds under its revolving credit facility until maturity, and no principal repayment is due until maturity. The agreement governing ILPT's revolving credit facility, or ILPT's credit agreement, also includes a feature under which the maximum borrowing availability under its revolving credit facility may be increased to up to $1,500,000 in certain circumstances. As of December 31, 2017 and February 15, 2018, ILPT had $750,000 and $309,000, respectively, outstanding under its revolving credit facility and zero and $441,000, respectively, available to borrow under its revolving credit facility.

On May 15, 2017, we issued $350,000 aggregate principal amount of 4.25% senior unsecured notes due 2024 in an underwritten public offering. Net proceeds from this offering were $342,197 after discounts and expenses.

Our credit agreement, ILPT's credit agreement, and our senior unsecured notes indenture and its supplements provide for acceleration of payment of all amounts due thereunder upon the occurrence and continuation of certain events of default, such as, in the case of our and ILPT's credit agreements, a change of control of us or ILPT, respectively, which includes RMR LLC ceasing to act as our business manager and property manager. Our senior unsecured notes indenture and its supplements, our credit agreement and ILPT's credit agreement also contain a number of covenants, including covenants that restrict our ability to incur debts or to make distributions in certain circumstances, and generally require us to maintain certain financial ratios. We believe we were in compliance with the terms and conditions of the respective covenants under our senior unsecured notes indenture and its supplements and our credit agreement and that ILPT was in compliance with the terms and conditions of the covenants under ILPT's credit agreement at December 31, 2017.
At December 31, 2017, six of our buildings with a net book value of $341,427 were encumbered by mortgages we assumed in connection with our acquisition of those buildings. The aggregate principal amount outstanding under these mortgage notes as of December 31, 2017, was $210,750. These mortgage notes are non-recourse, subject to certain limited exceptions, and do not contain any material financial covenants.
The required principal payments due during the next five years and thereafter under all our outstanding debt as of December 31, 2017 are as follows:

	Principal
Year	Payment
2018	$350,228
2019	710
2020	838,812
2021	750,000
2022	300,000
Thereafter	871,000
	$3,110,750	(1)

(1)	Total debt outstanding as of December 31, 2017, including unamortized debt issuance costs, premiums and discounts was $3,087,080.
Note 8. Fair Value of Assets and Liabilities
The table below presents certain of our assets and liabilities measured at fair value at December 31, 2017, categorized by the level of inputs, as defined in the fair value hierarchy under GAAP, used in the valuation of each asset and liability:

		Fair Value at Reporting Date Using
		Quoted Prices in		Significant
		Active Markets for	Significant Other	Unobservable
		Identical Assets	Observable Inputs	Inputs
Description	Total	(Level 1)	(Level 2)	(Level 3)
Recurring Fair Value Measurements:
Assets:
Investment in RMR Inc. (1)	$94,099	$94,099	$—	$—

Liabilities:
Interest rate swap (2)	$(162)	$—	$(162)	$—

(1)
Our 1,586,836 shares of class A common stock of RMR Inc., which are included in other assets in our consolidated balance sheets, are reported at fair value which is based on quoted market prices (Level 1 inputs). Our historical cost basis for these shares is $42,686. The unrealized gain of $51,413 for these shares as of December 31, 2017 is included in cumulative other comprehensive income in our consolidated balance sheet.

(2)
As discussed in Note 6, we have an interest rate swap agreement in connection with a $41,000 mortgage note. This interest rate swap agreement is carried at fair value and is included in accounts payable and other liabilities in our consolidated balance sheets and is valued using Level 2 inputs. The fair value of this instrument is determined using interest rate pricing models. Considerable judgment is necessary to develop estimated fair values of financial assets and liabilities.

Accordingly, the estimate presented in the table above is not necessarily indicative of the amount for which we could be liable upon extinguishment of the liability.
In addition to the asset and liability described in the table above, our financial instruments include cash and cash equivalents, restricted cash, rents receivable, our revolving credit facility, ILPT's revolving credit facility, a prior term loan, senior unsecured notes, mortgage notes payable, accounts payable, rents collected in advance, security deposits and amounts due to related persons. At December 31, 2017 and 2016, the fair value of our financial instruments approximated their carrying values in our consolidated financial statements, due to their short term nature or variable interest rates, except as follows:

	At December 31, 2017		At December 31, 2016
	Carrying	Estimated	Carrying	Estimated
	Value (1)	Fair Value	Value (1)	Fair Value
Senior unsecured notes, due 2018 at 2.85% (2)	$349,896	$349,731	$348,667	$352,074
Senior unsecured notes, due 2020 at 3.60%	$397,214	$404,050	$395,955	$400,656
Senior unsecured notes, due 2022 at 4.15%	$296,143	$304,199	$295,301	$297,186
Senior unsecured notes, due 2024 at 4.25%	$342,797	$347,877	$—	$—
Senior unsecured notes, due 2025 at 4.50%	$391,375	$403,998	$390,377	$387,030
Mortgage notes payable	$210,785	$209,200	$245,643	$243,845

(1)	Includes unamortized debt issuance costs, premiums and discounts.

(2)	On January 2, 2018, we redeemed at par plus accrued interest all of these senior unsecured notes with cash on hand at December 31, 2017.
We estimate the fair value of our senior unsecured notes using an average of the bid and ask prices of the notes as of the measurement date (Level 2 inputs). We estimate the fair value of our mortgage notes payable using discounted cash flow analyses and currently prevailing market rates as of the measurement date (Level 3 inputs). Because Level 3 inputs are unobservable, our estimated fair value may differ materially from the actual fair value.
Note 9. Noncontrolling Interest
One of our properties acquired in January 2015 was owned pursuant to a joint venture arrangement. The joint venture was formed on December 19, 2013 to own and manage an office building with approximately 344,000 rentable square feet in Duluth, GA. Pursuant to the joint venture agreement, the joint venture partner had the right to exercise an option after two years which required us to purchase the remaining 11.0% ownership interest of the joint venture partner at fair market value. At the time of the acquisition, we determined that we had a controlling interest in this joint venture and therefore met the GAAP requirements for consolidation under the voting model. We initially recorded the noncontrolling interest in this joint venture at its acquisition date fair value of $3,517 and classified it as temporary equity due to the redemption option existing outside of our control. The portion of the joint venture’s net income and comprehensive income not allocated to us for the years ended December 31, 2016 and 2015, $33 and $176, respectively, is reported as noncontrolling interest in our consolidated statements of comprehensive income.
On February 29, 2016, we acquired the 11.0% ownership interest of our joint venture partner for $3,908. As a result, for periods from and after that date, there is no longer a noncontrolling interest with respect to this office building and we now own 100% of this property.
Note 10. Shareholders’ Equity
Share Awards:
We have common shares available for issuance under the terms of our equity compensation plan adopted in 2012, or the 2012 Plan. As described in Note 14, we granted common share awards to our officers and certain other employees of RMR LLC in 2017, 2016 and 2015. We also granted each of our Trustees 3,000 common shares with an aggregate value of $362 ($72 per Trustee), 2,500 common shares with an aggregate value of $303 ($61 per Trustee) and 2,500 common shares with an aggregate value of $287 ($57 per Trustee) in 2017, 2016 and 2015, respectively, as part of their annual compensation. The values of the share grants were based upon the closing price of our common shares trading on the New York Stock Exchange through June 30, 2016, and on Nasdaq beginning on July 1, 2016, on the dates of grants. The common shares granted to our Trustees vested immediately. The common shares granted to our officers and certain other employees of RMR LLC vest in five equal annual installments beginning on the date of grant. We include the value of granted shares in general and administrative expenses ratably over the vesting period. These unvested shares are re-measured at fair value on a recurring basis using quoted market prices of the underlying shares.
A summary of shares granted, vested, forfeited and unvested under the terms of the 2012 Plan for the years ended December 31, 2017, 2016 and 2015 is as follows:

		Weighted
		Average
	Number	Grant Date
	of Shares	Fair Value
Unvested shares at December 31, 2014	69,849	$25.29

2015 Activity:
Granted	65,100	$19.36
Vested	(44,929)	$19.94
Forfeited	(770)	$22.38
Unvested shares at December 31, 2015	89,250	$22.11

2016 Activity:
Granted	65,900	$25.80
Vested	(58,090)	$25.89
Unvested shares at December 31, 2016	97,060	$23.65

2017 Activity:
Granted	72,850	$23.32
Vested	(65,390)	$23.50
Unvested shares at December 31, 2017	104,520	$23.40
The 104,520 unvested shares as of December 31, 2017 are scheduled to vest as follows: 40,190 shares in 2018, 31,230 shares in 2019, 21,730 shares in 2020 and 11,370 in 2021. As of December 31, 2017, the estimated future compensation expense for the unvested shares was approximately $2,627 based on the closing share price of our common shares on December 29, 2017 of $25.13. The weighted average period over which the compensation expense will be recorded is approximately 21 months. During the years ended December 31, 2017, 2016 and 2015, we recorded $1,579, $1,623 and $935, respectively, of compensation expense related to our 2012 Plan.
At December 31, 2017, 2,685,638 common shares remain available for issuance under the 2012 Plan.
2017 and 2018 Share Purchases:
On June 30, 2017, we purchased 222 of our common shares valued at $24.03 per common share, the closing price of our common shares on Nasdaq on that day, from a former employee of RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of our common shares.

On September 19, 2017, we purchased an aggregate of 13,126 of our common shares valued at $23.18 per common share, the closing price of our common shares on Nasdaq on that day, from our officers and certain other employees of RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of our common shares.

On January 1, 2018, we purchased 617 of our common shares valued at $25.13 per common share, the closing price of our common shares on Nasdaq on December 29, 2017, from a former employee of RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of our common shares.
2016 Share Purchases:
On September 26, 2016 and September 30, 2016, we purchased an aggregate of 11,017 and 1,043, respectively, of our common shares valued at $27.64 and $26.90 per common share, respectively, the closing price of our common shares on

Nasdaq on those days, from certain of our officers and other employees of RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of our common shares.
Distributions:
During the years ended December 31, 2017 and 2016, we paid distributions on our common shares as follows:

Declaration	Record	Paid	Distributions	Total
Date	Date	Date	Per Share	Distributions
1/13/2017	1/23/2017	2/21/2017	$0.5100	$45,608
4/11/2017	4/21/2017	5/18/2017	0.5100	45,608
7/12/2017	7/24/2017	8/17/2017	0.5100	45,616
10/12/2017	10/23/2017	11/16/2017	0.5100	45,638
			$2.0400	$182,470

1/11/2016	1/22/2016	2/23/2016	$0.5000	$44,709
4/13/2016	4/25/2016	5/19/2016	0.5000	44,687
7/12/2016	7/22/2016	8/18/2016	0.5100	45,587
10/11/2016	10/21/2016	11/17/2016	0.5100	45,587
			$2.0200	$180,570
Distributions per share paid or payable by us to our common shareholders for the years ended December 31, 2017, 2016 and 2015 were $2.04, $2.02 and $2.1837, respectively. The characterization of our distributions for 2017 was 46.20% ordinary income and 53.80% return of capital, for 2016 was 62.72% ordinary income, 0.70% qualified dividend and 36.58% return of capital, and for 2015 was 54.33% ordinary income, 39.77% capital gain, 4.96% unrecaptured Section 1250 gain and 0.94% qualified dividend.
On January 19, 2018, we declared a regular quarterly distribution of $0.51 per common share, or approximately $45,600, to shareholders of record on January 29, 2018. We expect to pay this distribution on or about February 22, 2018.

Note 11. Cumulative Other Comprehensive Income (Loss)
The following tables present changes in the amounts we recognized in cumulative other comprehensive income (loss) by component for the years ended December 31, 2017, 2016 and 2015:

	Unrealized Gain (Loss)	Unrealized	Equity in
	on Investment in	Gain (Loss)	Unrealized Gain
	Available for	on Derivative	(Loss) of an
	Sale Securities	Instruments (1)	Investee (2)	Total
Balance at December 31, 2014	$—	$—	$(23)	$(23)

Other comprehensive income (loss) before reclassifications	(19,820)	61	(99)	(19,858)
Amounts reclassified from cumulative other comprehensive income (loss) to net income	—	215	79	294
Net current period other comprehensive income (loss)	(19,820)	276	(20)	(19,564)
Balance at December 31, 2015	(19,820)	276	(43)	(19,587)

Other comprehensive income (loss) before reclassifications	39,814	(284)	152	39,682
Amounts reclassified from cumulative other comprehensive income (loss) to net income	—	377	—	377
Net current period other comprehensive income	39,814	93	152	40,059
Balance at December 31, 2016	19,994	369	109	20,472

Other comprehensive income before reclassifications	31,419	87	537	32,043
Amounts reclassified from cumulative other comprehensive income to net income	—	226	(76)	150
Net current period other comprehensive income	31,419	313	461	32,193
Balance at December 31, 2017	$51,413	$682	$570	$52,665

(1)	Amounts reclassified from cumulative other comprehensive income (loss) is included in interest expense in our consolidated statements of comprehensive income.

(2)	Amounts reclassified from cumulative other comprehensive income (loss) is included in equity in earnings of an investee in our consolidated statements of comprehensive income.
Note 12. Weighted Average Common Shares
We calculate basic earnings per common share by dividing net income attributed to SIR by the weighted average number of common shares outstanding during the period. We calculate diluted earnings per common share by using the more dilutive of the two class method or the treasury stock method. Unvested share awards and other potentially dilutive common shares, and the related impact on earnings, are considered when calculating diluted earnings per share. The following table provides a reconciliation of the weighted average number of common shares used in the calculation of basic and diluted earnings per share (in thousands):

	Year Ended December 31,
	2017	2016	2015
Weighted average common shares for basic earnings per share	89,351	89,304	86,699
Effect of dilutive securities: unvested share awards	19	20	9
Weighted average common shares for diluted earnings per share	89,370	89,324	86,708
Note 13. Business and Property Management Agreements with RMR LLC
We have no employees. The personnel and various services we require to operate our business are provided to us by RMR LLC. We have two agreements with RMR LLC to provide management services to us: (1) a business management agreement, which relates to our business generally, and (2) a property management agreement, which relates to our property level operations. See Note 14 for further information regarding our relationship, agreements and transactions with RMR LLC.

Management Agreements with RMR LLC. Our management agreements with RMR LLC provide for an annual base management fee, an annual incentive management fee and property management and construction supervision fees, payable in cash, among other terms:

•	Base Management Fee. The annual base management fee payable to RMR LLC by us for each applicable period is equal to the lesser of:

◦
the sum of (a) 0.5% of the average aggregate historical cost of the real estate assets acquired from a REIT to which RMR LLC provided business management or property management services, or the Transferred Assets, plus (b) 0.7% of the average aggregate historical cost of our real estate investments excluding the Transferred Assets up to $250,000, plus (c) 0.5% of the average aggregate historical cost of our real estate investments excluding the Transferred Assets exceeding $250,000; and

◦
the sum of (a) 0.7% of the average closing price per share of our common shares on the stock exchange on which such shares are principally traded during such period, multiplied by the average number of our common shares outstanding during such period, plus the daily weighted average of the aggregate liquidation preference of each class of our preferred shares outstanding during such period, plus the daily weighted average of the aggregate principal amount of our consolidated indebtedness during such period, or, together, our Average Market Capitalization, up to $250,000, plus (b) 0.5% of our Average Market Capitalization exceeding $250,000.

The average aggregate historical cost of our real estate investments includes our consolidated assets invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar non-cash reserves. Until January 17, 2018, ILPT was our wholly owned subsidiary and the ILPT Properties were included in the calculation of base management fees paid by SIR to RMR LLC. On January 17, 2018, upon the closing of the ILPT IPO, ILPT entered a business management agreement with RMR LLC to provide business management services to ILPT, which terms are substantially similar to the terms of SIR’s business management agreement with RMR LLC, including the terms related to the calculation of fees payable to RMR LLC and the length of the contract. We will not include our ownership of ILPT common shares or the assets of ILPT and its subsidiaries owned following the ILPT IPO as part of our real estate investments for purposes of calculating our base management fee due to RMR LLC since ILPT pays separate business management fees to RMR LLC.

•	Incentive Management Fee. The incentive management fee which may be earned by RMR LLC for an annual period is calculated as follows:

◦	An amount, subject to a cap, based on the value of our common shares outstanding, equal to 12% of the product of:

–
our equity market capitalization on the last trading day of the year immediately prior to the relevant three year measurement period (or, for purposes of calculating any incentive fee for 2015, our equity market capitalization on December 31, 2013), and

–
the amount (expressed as a percentage) by which the total return per share, as defined in the business management agreement and further described below, of our common shareholders (i.e., share price appreciation plus dividends) exceeds the total shareholder return of the SNL U.S. REIT Equity Index, or the benchmark return per share, for the relevant measurement period.

◦
For purposes of the total return per share of our common shareholders, share price appreciation for a measurement period is determined by subtracting (1) the closing price of our common shares on the Nasdaq on the last trading day of the year immediately before the first year of the measurement period from (2) the average closing price of our common shares on the 10 consecutive trading days having the highest average closing prices during the final 30 trading days in the last year of the measurement period.

◦
The calculation of the incentive management fee (including the determinations of our equity market capitalization and the total return per share of our common shareholders) is subject to adjustments if additional common shares are issued during the measurement period.

◦	No incentive management fee is payable by us unless our total return per share during the measurement period is positive.

◦	The measurement periods are three year periods ending with the year for which the incentive management fee is being calculated.

◦
If our total return per share exceeds 12% per year in any measurement period, the benchmark return per share is adjusted to be the lesser of the total shareholder return of the SNL U.S. REIT Equity Index for such measurement period and 12% per year, or the adjusted benchmark return per share. In instances where the adjusted benchmark return per share applies, the incentive management fee will be reduced if our total return per share is between 200 basis points and 500 basis points below the SNL U.S. REIT Equity Index by a low return factor, as defined in the business management agreement, and there will be no incentive management fee paid if, in these instances, our total return per share is more than 500 basis points below the SNL U.S. REIT Equity Index.

◦
The incentive management fee is subject to a cap. The cap is equal to the value of the number of our common shares which would, after issuance, represent 1.5% of the number of our common shares then outstanding multiplied by the average closing price of our common shares during the 10 consecutive trading days having the highest average closing prices during the final 30 trading days of the relevant measurement period.

◦
Incentive management fees we paid to RMR LLC for any period may be subject to “clawback” if our financial statements for that period are restated due to material non-compliance with any financial reporting requirements under the securities laws as a result of the bad faith, fraud, willful misconduct or gross negligence of RMR LLC and the amount of the incentive management fee we paid was greater than the amount we would have paid based on the restated financial statements.

•
Property Management and Construction Supervision Fees. The property management fees payable to RMR LLC by us for each applicable period are equal to 3.0% of gross collected rents and the construction supervision fees payable to RMR LLC by us for each applicable period are equal to 5.0% of construction costs.

During the years ended December 31, 2017, 2016 and 2015, the ILPT Properties were included in the calculation of property management fees paid by us to RMR LLC. On January 17, 2018, upon the closing of the ILPT IPO, ILPT entered a property management agreement with RMR LLC to provide property management services to ILPT, which terms are substantially similar to the terms of our property management agreement with RMR LLC, including the terms related to the calculation of fees payable to RMR LLC and the length of the contract. We do not include the assets of ILPT and its subsidiaries owned following the ILPT IPO for purposes of calculating our property management fee due to RMR LLC since ILPT pays separate property management fees to RMR LLC.
Pursuant to our business management agreement with RMR LLC, we recognized net business management fees of $22,384, $21,746 and $19,944 for the years ended December 31, 2017, 2016 and 2015, respectively. The net business management fees we recognized are included in general and administrative expenses for these periods. The net business management fees we recognized for the years ended December 31, 2017, 2016 and 2015 reflect a reduction of $1,378, $1,378 and $838, respectively, for the amortization of the liability we recorded in connection with our investment in RMR Inc., as further described in Note 2.
In accordance with the then applicable terms of our business management agreement, we issued 34,206 of our common shares to RMR LLC for the period from January 1, 2015 to May 31, 2015 as payment for a part of the base management fee we recognized for the applicable period. Beginning June 1, 2015, all management fees under our business management agreement are paid in cash.
Pursuant to our business management agreement, in January 2018, we paid RMR LLC an incentive management fee of $25,569 for the year ended December 31, 2017. No incentive management fee was payable to RMR LLC under our business management agreement for the years ended December 31, 2016 or 2015. In calculating the incentive management fee payable by us, our total shareholder return per share was adjusted in accordance with the business management agreement to reflect aggregate increases in the number of our common shares outstanding as a result of certain share issuances and repurchases by us of common shares in 2017, 2016 and 2015, respectively.

Pursuant to our property management agreement with RMR LLC, we recognized aggregate net property management and construction supervision fees of $13,037, $12,681 and $11,582 for the years ended December 31, 2017, 2016 and 2015, respectively. The net property management and construction supervision fees we recognized for the years ended December 31, 2017, 2016 and 2015 reflect a reduction of $852, $852 and $430, respectively, for the amortization of the liability we recorded in connection with our investment in RMR Inc., as further described in Note 2. These amounts are included in other operating expenses or have been capitalized, as appropriate, in our consolidated financial statements.

•
Expense Reimbursement. We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR LLC on our behalf. Our property level operating expenses are generally incorporated into rents charged to our tenants, including certain payroll and related costs incurred by RMR LLC. We reimbursed RMR LLC $8,174, $7,533 and $4,391 for property management related expenses for the years ended December 31, 2017, 2016 and 2015, respectively. These amounts are included in other operating expenses in our consolidated statements of comprehensive income for these periods. We are generally not responsible for payment of RMR LLC’s employment, office or administrative expenses incurred to provide management services to us, except for the employment and related expenses of RMR LLC’s employees assigned to work exclusively or partly at our properties, our share of the wages, benefits and other related costs of centralized accounting personnel and our share of RMR LLC’s costs for providing our internal audit function. Our Audit Committee appoints our Director of Internal Audit and our Compensation Committee approves the costs of our internal audit function. The amounts recognized as expense for internal audit costs were $276, $235 and $252 for the years ended December 31, 2017, 2016 and 2015, respectively. These amounts are included in general and administrative expenses in our consolidated statements of comprehensive income for these periods.

•
Term. Our management agreements with RMR LLC have terms that end on December 31, 2037, and automatically extend on December 31st of each year for an additional year, so that the terms of our management agreements thereafter end on the 20th anniversary of the date of the extension.

•
Termination Rights. We have the right to terminate one or both of our management agreements with RMR LLC: (1) at any time on 60 days’ written notice for convenience, (2) immediately on written notice for cause, as defined therein, (3) on written notice given within 60 days after the end of an applicable calendar year for a performance reason, as defined therein, and (4) by written notice during the 12 months following a change of control of RMR LLC, as defined therein. RMR LLC has the right to terminate the management agreements for good reason, as defined therein.

•
Termination Fee. If we terminate one or both of our management agreements with RMR LLC for convenience, or if RMR LLC terminates one or both of our management agreements for good reason, we have agreed to pay RMR LLC a termination fee in an amount equal to the sum of the present values of the monthly future fees, as defined therein, for the terminated management agreement(s) for the term that was remaining prior to such termination, which, depending on the time of termination would be between 19 and 20 years. If we terminate one or both of our management agreements with RMR LLC for a performance reason, we have agreed to pay RMR LLC the termination fee calculated as described above, but assuming a 10 year term was remaining prior to the termination. We are not required to pay any termination fee if we terminate our management agreements with RMR LLC for cause or as a result of a change of control of RMR LLC.

•
Transition Services. RMR LLC has agreed to provide certain transition services to us for 120 days following an applicable termination by us or notice of termination by RMR LLC, including cooperating with us and using commercially reasonable efforts to facilitate the orderly transfer of the management and real estate investment services provided under our business management agreement and to facilitate the orderly transfer of the management of the managed properties under our property management agreement, as applicable.

•
Vendors. Pursuant to our management agreements with RMR LLC, RMR LLC may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of goods and services to us. As part of this arrangement, we may enter into agreements with RMR LLC and other companies to which RMR LLC provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

•
Investment Opportunities. Under our business management agreement with RMR LLC, we acknowledge that RMR LLC may engage in other activities or businesses and act as the manager to any other person or entity (including other REITs) even though such person or entity has investment policies and objectives similar to ours and we are not entitled to preferential treatment in receiving information, recommendations and other services from RMR LLC.
Note 14. Related Person Transactions
We have relationships and historical and continuing transactions with RMR LLC, RMR Inc. and others related to them. RMR LLC is a subsidiary of RMR Inc. Our Managing Trustees, Adam Portnoy and Barry Portnoy, are the controlling shareholders (through ABP Trust) of RMR Inc. and own (through ABP Trust) all the class A membership units of RMR LLC not owned by RMR Inc. Adam Portnoy is a managing director, president and chief executive officer of RMR Inc. and an officer of RMR LLC. Barry Portnoy is a managing director of RMR Inc. and an officer of RMR LLC. Each of our executive officers is also an officer of RMR LLC. Our Independent Trustees also serve as independent directors or independent trustees of other companies to which RMR LLC or its subsidiaries provide management services. Barry Portnoy serves as a managing director or managing trustee of all of the public companies to which RMR LLC or its subsidiaries provide management services and Adam Portnoy serves as a managing director or a managing trustee of most of those companies. In addition, officers of RMR LLC and RMR Inc. serve as our officers and officers of other companies to which RMR LLC or its subsidiaries provide management services.
Our Manager, RMR LLC. We have two agreements with RMR LLC to provide management services to us: (1) a business management agreement, which relates to our business generally, and (2) a property management agreement, which relates to our property level operations. See Note 13 for further information regarding our management agreements with RMR LLC.
Lease with RMR LLC. We lease office space to RMR LLC in one of our properties located in Seattle, WA. Pursuant to our lease agreement with RMR LLC, we recognized rental income from RMR LLC for leased office space of $35, $33 and $18 for the years ended December 31, 2017, 2016 and 2015, respectively. Our office space lease with RMR LLC is terminable by RMR LLC if our management agreements with RMR LLC are terminated.
Share Awards to RMR LLC Employees. We have historically granted share awards to certain RMR LLC employees under our equity compensation plan. During the years ended December 31, 2017, 2016 and 2015, we granted annual share awards of 57,850, 53,400 and 52,600 of our common shares, respectively, to our officers and to other employees of RMR LLC valued at $1,337, $1,397 and $973, respectively, based upon the closing price of our common shares on the applicable stock exchange on which our common shares were listed on the dates of grant. One fifth of these awards vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These awards to RMR LLC employees are in addition to the share awards granted to Adam Portnoy and Barry Portnoy, as our Managing Trustees, and the fees we paid to RMR LLC. During these periods we purchased some of our common shares from certain of our officers and certain employees of RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of our common shares. See Note 10 for further information regarding these purchases.
Acquisition of Interest in RMR LLC. On June 5, 2015, we and three other RMR managed REITs - Government Properties Income Trust, or GOV, Hospitality Properties Trust and SNH, or collectively, the Other REITs - participated in a transaction, or the Up-C Transaction, by which we and the Other REITs each acquired shares of class A common stock of RMR Inc. The Up-C Transaction was completed pursuant to a transaction agreement among us, RMR LLC, ABP Trust (RMR LLC’s then sole member) and RMR Inc. and similar transaction agreements that each Other REIT entered into with RMR LLC, ABP Trust, and RMR Inc. As part of the Up-C Transaction and concurrently with entering into the transaction agreements, on June 5, 2015, among other things:

•	We contributed 880,000 of our common shares and $15,880 in cash to RMR Inc. and RMR Inc. issued 3,166,891 shares of its class A common stock to us.

•	We agreed to distribute approximately half of the shares of class A common stock of RMR Inc. issued to us in the Up-C Transaction to our shareholders as a special distribution,

•
We entered into amended and restated business and property management agreements with RMR LLC which, among other things, amended the term, termination and termination fee provisions of those agreements. See Note 13 for further information regarding our management agreements with RMR LLC.

•
We entered into a registration rights agreement with RMR Inc. covering the shares of class A common stock of RMR Inc. issued to us in the Up-C Transaction, pursuant to which we received demand and piggyback registration rights, subject to certain limitations.

•
We entered into a lock up and registration rights agreement with ABP Trust, Adam Portnoy and Barry Portnoy pursuant to which they agreed not to transfer the 880,000 of our common shares ABP Trust received in the Up-C Transaction for a 10 year period ending on June 5, 2025 and we granted them certain registration rights, subject, in each case, to certain exceptions.

Each Other REIT participated in the Up-C Transaction in a similar manner. After giving effect to the Up-C Transaction, RMR LLC became a subsidiary of RMR Inc. and RMR Inc. became the managing member of RMR LLC.
Pursuant to the transaction agreements for the Up-C Transaction, on December 14, 2015, we distributed 1,580,055 shares of class A common stock of RMR Inc. to our shareholders as a special distribution, which represented approximately half of the shares of class A common stock of RMR Inc. issued to us in the Up-C Transaction; each Other REIT also distributed approximately half of the shares of class A common stock of RMR Inc. issued to it in the Up-C Transaction to its respective shareholders. RMR Inc. facilitated these distributions by filing a registration statement with the Securities and Exchange Commission, or SEC, to register the shares of class A common stock of RMR Inc. being distributed and by listing those shares on the Nasdaq. In connection with this distribution, we recognized a non-cash loss of $23,717 in the fourth quarter of 2015 as a result of the closing price of the class A common stock of RMR Inc. being lower than our carrying amount per share on the distribution date. See Notes 2 and 8 for information regarding the fair value of our investment in RMR Inc. as of December 31, 2017.
Through their ownership of class A common stock of RMR Inc., class B-1 common stock of RMR Inc., class B-2 common stock of RMR Inc. and class A membership units of RMR LLC, as of December 31, 2017, our Managing Trustees, Adam Portnoy and Barry Portnoy in aggregate hold, directly and indirectly, a 51.9% economic interest in RMR LLC and control 91.4% of the voting power of outstanding capital stock of RMR Inc. We currently hold 1,586,836 shares of class A common stock of RMR Inc.
ILPT. Until January 17, 2018, ILPT was our wholly owned subsidiary. We are ILPT’s largest shareholder. As of December 31, 2017 and February 15, 2018, we owned 45,000,000, or 100.0% and 69.2%, respectively, of ILPT’s outstanding common shares. Our Managing Trustees, Adam Portnoy and Barry Portnoy, are also managing trustees of ILPT, and our Chief Financial Officer and Treasurer also serves as the president and chief operating officer of ILPT.
In November 2017, ILPT filed a registration statement with the SEC for the ILPT IPO. On September 29, 2017, we contributed to ILPT the ILPT Properties. In connection with ILPT’s formation and this contribution, ILPT issued to us 45,000,000 of its common shares and the ILPT Demand Note, and ILPT assumed three mortgage notes totaling $63,069 as of September 30, 2017, that were secured by three of the ILPT Properties. In December 2017, ILPT paid to us the entire principal amount outstanding under the ILPT Demand Note with initial borrowings under its secured revolving credit facility, and we prepaid on ILPT’s behalf two of the mortgage notes totaling $14,319 that had encumbered two of the ILPT Properties. The ILPT IPO was completed on January 17, 2018. See Notes 1 and 17 for further information regarding the ILPT IPO.
GOV. GOV is our largest shareholder, owning approximately 27.8% of our outstanding common shares as of December 31, 2017 and February 15, 2018. RMR LLC provides management services to both us and GOV. Our Managing Trustees, Adam Portnoy and Barry Portnoy, are also managing trustees of GOV. One of our Independent Trustees also serves as an independent trustee of GOV and our President and Chief Operating Officer also serves as the president and chief operating officer of GOV.
On February 28, 2015, GOV entered into a share purchase agreement with Lakewood Capital Partners, LP, or Lakewood, and certain other related persons, or the Lakewood Parties, and, for the purpose of specified sections, us, pursuant to which, on March 4, 2015, GOV acquired from Lakewood 3,418,421 of our common shares, representing approximately 3.9% of our then outstanding common shares, for $95,203.
On February 28, 2015, our Managing Trustees, Adam Portnoy and Barry Portnoy, entered into similar separate share purchase agreements with the Lakewood Parties pursuant to which, on March 4, 2015, Adam Portnoy and Barry Portnoy acquired 87,606 and 107,606 of our common shares, respectively, from Lakewood and, on March 5, 2015, Adam Portnoy and Barry Portnoy each acquired 2,429 of our common shares from William H. Lenehan, one of the Lakewood Parties.
SNH. On January 29, 2015, concurrently with the closing of the CCIT Merger, we sold the CCIT MOBs to SNH. See Note 3 for further information regarding this sale. RMR LLC provides management services to both us and SNH. Our Managing Trustees, Adam Portnoy and Barry Portnoy, are also managing trustees of SNH. One of our Independent Trustees also serves as an independent trustee of SNH.

AIC. We, ABP Trust, GOV and four other companies to which RMR LLC provides management services currently own AIC, an Indiana insurance company, in equal amounts and are parties to a shareholders agreement regarding AIC. All of our Trustees and all of the trustees and directors of the other AIC shareholders currently serve on the board of directors of AIC. RMR LLC provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Pursuant to this agreement, AIC pays to RMR LLC a service fee equal to 3.0% of the total annual net earned premiums payable under then active policies issued or underwritten by AIC or by a vendor or an agent of AIC on its behalf or in furtherance of AIC’s business.
We and the other AIC shareholders participate in a combined property insurance program arranged and insured or reinsured in part by AIC. We paid aggregate annual premiums, including taxes and fees, of $2,029, $2,162 and $2,325 in connection with this insurance program for the policy years ending June 30, 2018, 2017 and 2016, respectively, which amount for the current policy year ending June 30, 2018 may be adjusted from time to time as we acquire or dispose of properties that are included in this insurance program.
As of December 31, 2017, 2016 and 2015, our investment in AIC had a carrying value of $8,185, $7,116 and $6,827, respectively. These amounts are included in other assets in our consolidated balance sheets. We recognized income of $608, $137 and $20 related to our investment in AIC for the years ended December 31, 2017, 2016 and 2015, respectively. These amounts are presented as equity in earnings of an investee in our consolidated statements of comprehensive income. Our other comprehensive income includes our proportionate part of unrealized gains (losses) on securities which are owned and held for sale by AIC of $461, $152 and $(20) related to our investment in AIC for the years ended December 31, 2017, 2016 and 2015, respectively.
Directors’ and Officers’ Liability Insurance. We, RMR Inc., RMR LLC and certain other companies to which RMR LLC or its subsidiaries provide management services, including GOV, participate in a combined directors’ and officers’ liability insurance policy. This combined policy expires in September 2019. We paid aggregate premiums of $95, $111 and $332 in 2017, 2016 and 2015, respectively, for these policies.
Note 15. Contingencies
We believe some of our properties may contain asbestos. We believe any asbestos on our properties is contained in accordance with applicable laws and regulations, and we have no current plans to remove it. If we removed the asbestos or demolished the affected properties, certain environmental regulations govern the manner in which the asbestos must be handled and removed, and we could incur substantial costs complying with such regulations. Due to the uncertainty of the timing and amount of costs we may incur, we cannot reasonably estimate the fair value and we have not recognized a liability in our financial statements for these costs. Certain of our industrial lands in Hawaii may require environmental remediation, especially if the use of those lands is changed; however, we do not have any present plans to change the use of those lands or to undertake this environmental cleanup. In general, we do not have any insurance to limit losses that we may incur as a result of known or unknown environmental conditions, although some of our tenants may maintain such insurance. However, as of December 31, 2017 and 2016, accrued environmental remediation costs of $8,112 and $8,160, respectively, were included in accounts payable and other liabilities in our consolidated balance sheets, including $7,002 and $7,160, respectively, of amounts related to the ILPT Properties. These accrued environmental remediation costs relate to maintenance of our properties for current uses, and, because of the indeterminable timing of the remediation, these amounts have not been discounted to present value. Although we do not believe that there are environmental conditions at any of our properties that will have a material adverse effect on us, we cannot be sure that such conditions or costs are not present in our properties or that other costs we incur to remediate contamination will not have a material adverse effect on our business or financial condition. Charges for environmental remediation costs, if any, are included in other operating expenses in our consolidated statements of comprehensive income.

In March 2017, one of our tenants filed for bankruptcy and rejected two leases with us: (i) a lease for a property located in Huntsville, AL with approximately 1,400,000 rentable square feet and an original lease term until August 2032 and (ii) a lease for a property in Hanover, PA with approximately 502,000 rentable square feet and an original lease term until September 2028. The Huntsville, AL property is occupied by a subtenant of our former tenant who is now contractually obligated to pay rent to us in an amount equal to the rent under the former tenant’s lease for a term that runs concurrently with our former tenant’s original lease term, but subject to certain tenant termination rights. We expect that the lost rents plus carrying costs, such as real estate taxes, insurance, security and other operating costs, from a fully vacant Hanover, PA property may total approximately $3,800 per year. The bankruptcy court overseeing this matter granted us permission to offset our damages with a $3,739 security deposit held from the bankrupt former tenant with respect to the Hanover, PA property. During the three months ended March 31, 2017, we recorded a non-cash charge of $12,517 to write off straight line rents receivable

(net of the $3,739 security deposit) related to the rejected leases with the bankrupt former tenant at both properties plus an impairment charge of $4,047 related to the write-off of lease intangibles for the property located in Hanover, PA.

On June 29, 2016, we received an assessment from the State of Washington for real estate excise tax, interest and penalties of $2,837 on certain properties we acquired in connection with our acquisition of CCIT in January 2015. We believe we are not liable for this tax and are disputing the assessment. As of December 31, 2017, we have not recorded a loss reserve related to this matter.

Note 16. Selected Quarterly Financial Data (Unaudited)
The following is a summary of our unaudited quarterly results of operations for 2017 and 2016:

	2017
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total revenues	$116,294	$115,870	$118,014	$117,925
Net income	$6,728	$26,661	$31,442	$2,075
Net income attributed to SIR	$6,728	$26,661	$31,442	$2,075
Net income attributed to SIR per common share - basic and diluted	$0.08	$0.30	$0.35	$0.02
Common distributions declared	$0.51	$0.51	$0.51	$0.51

	2016
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter
Total revenues	$117,232	$114,904	$115,036	$114,835
Net income	$32,812	$30,752	$28,568	$24,222
Net income attributed to SIR	$32,779	$30,752	$28,568	$24,222
Net income attributed to SIR per common share - basic and diluted	$0.37	$0.34	$0.32	$0.27
Common distributions declared	$0.50	$0.50	$0.51	$0.51

Note 17. Subsequent Events
ILPT IPO. The ILPT IPO was completed on January 17, 2018, with ILPT issuing 20,000,000 of its common shares for net proceeds of approximately $435,900, after deducting the underwriting discounts and commissions and estimated expenses, including reimbursements to us for the costs we incurred in connection with ILPT's formation and the preparation for the ILPT IPO. ILPT set aside approximately $2,000 of those net proceeds for working capital and used the balance of such proceeds to reduce the amount outstanding under its revolving credit facility. ILPT also reimbursed us for approximately $5,727 of costs that we incurred in connection with ILPT’s formation and preparation for the ILPT IPO.
In connection with the ILPT IPO, we and ILPT entered a transaction agreement that governs our separation from and relationship with ILPT. The transaction agreement provides that, among other things, (1) the current assets and liabilities of the ILPT Properties that we transferred to ILPT, as of the time of closing of the ILPT IPO, were settled between us and ILPT so that we will retain all pre-closing current assets and liabilities and ILPT will assume all post-closing current assets and liabilities and (2) ILPT will indemnify us with respect to any liability relating to any ILPT Property transferred by us to ILPT, including any liability which relates to periods prior to ILPT’s formation other than the pre-closing current assets and current liabilities that we retained with respect to the ILPT Properties. We also entered a registration rights agreement with ILPT, or the Registration Rights Agreement. The Registration Rights Agreement grants us demand and piggyback registration rights, subject to certain limitations, with respect to the ILPT shares we own, which we may exercise after the expiration of the 180 day lock up period on July 16, 2018.
On January 17, 2018, ILPT entered two management agreements with RMR LLC to provide management services to ILPT: (1) a business management agreement which relates to ILPT's business generally and (2) a property management agreement which relates to ILPT's property level operations. The terms of ILPT’s management agreements with RMR LLC are substantially similar to the terms of our management agreements with RMR LLC, including the terms related to the calculation of fees payable to RMR LLC and the length of those contracts. In connection with the ILPT IPO, we and RMR LLC also entered a letter agreement to clarify that under our management agreements with RMR LLC, RMR LLC will not receive business management fees from us with respect to our ownership of ILPT's common shares and RMR LLC will no longer receive business or property management fees from us calculated with respect to the ILPT Properties.

SELECT INCOME REIT
SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS
December 31, 2017
(dollars in thousands)

	Balance at	Charged to		Balance
	Beginning	Costs and		at End
Description	of Period	Expenses	Deductions	of Period
Year ended December 31, 2015:
Allowance for doubtful accounts	$1,664	$(463)	$(737)	$464
Year ended December 31, 2016:
Allowance for doubtful accounts	$464	$496	$(87)	$873
Year ended December 31, 2017:
Allowance for doubtful accounts	$873	587	(64)	$1,396

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
40 Inverness Center Parkway	Birmingham	AL	1	Office	$—	$1,427	$10,634	$193	$—	$1,427	$10,827	$12,254	$1,898	12/9/2010	1984
42 Inverness Center Parkway	Birmingham	AL	1	Office	—	1,273	10,824	217	—	1,273	11,041	12,314	1,932	12/9/2010	1985
44 Inverness Center Parkway	Birmingham	AL	1	Office	—	1,508	10,638	252	—	1,508	10,890	12,398	1,901	12/9/2010	1985
46 Inverness Center Parkway	Birmingham	AL	—	Land	—	2,000	—	—	—	2,000	—	2,000	—	4/17/2015	—
445 Jan Davis Drive	Huntsville	AL	1	Office	—	1,652	8,634	(6)	—	1,652	8,628	10,280	306	7/22/2016	2007
4905 Moores Mill Road	Huntsville	AL	1	Industrial	—	5,628	67,373	—	—	5,628	67,373	73,001	8,983	8/31/2012	1979
4501 Industrial Drive*	Fort Smith	AR	1	Industrial	—	900	3,485	—	—	900	3,485	4,385	254	1/29/2015	2013
16001 North 28th Avenue	Phoenix	AZ	1	Office	—	2,490	10,799	428	—	2,490	11,227	13,717	741	4/16/2015	1998
2149 West Dunlap Avenue	Phoenix	AZ	1	Office	—	5,600	14,433	94	—	5,600	14,527	20,127	1,057	1/29/2015	1983
1920 and 1930 W University Drive	Tempe	AZ	2	Office	—	1,122	10,122	2,117	—	1,122	12,239	13,361	5,020	6/30/1999	1988
2544 and 2548 Campbell Place	Carlsbad	CA	2	Office	—	3,381	17,918	15	—	3,381	17,933	21,314	2,354	9/21/2012	2007
2235 Iron Point Road	Folsom	CA	1	Office	—	3,450	25,504	—	—	3,450	25,504	28,954	4,463	12/17/2010	2008
47131 Bayside Parkway	Fremont	CA	1	Office	—	5,200	4,860	715	—	5,200	5,575	10,775	1,126	3/19/2009	1990
100 Redwood Shores Parkway	Redwood City	CA	1	Office	—	12,300	23,231	—	—	12,300	23,231	35,531	1,694	1/29/2015	1993
3875 Atherton Road	Rocklin	CA	1	Office	—	200	3,980	—	—	200	3,980	4,180	290	1/29/2015	1991
145 Rio Robles Drive	San Jose	CA	1	Office	—	5,063	8,437	—	—	5,063	8,437	13,500	844	12/23/2013	1984
2090 Fortune Drive	San Jose	CA	1	Office	—	5,700	1,998	—	—	5,700	1,998	7,698	146	1/29/2015	1996
2115 O'Nel Drive	San Jose	CA	1	Office	—	8,000	25,098	102	—	8,000	25,200	33,200	1,831	1/29/2015	1984
3939 North First Street	San Jose	CA	1	Office	—	6,160	7,961	373	—	6,160	8,334	14,494	809	12/23/2013	1984
51 and 77 Rio Robles Drive	San Jose	CA	2	Office	—	11,545	19,879	54	—	11,545	19,933	31,478	1,990	12/23/2013	1984
6448-6450 Via Del Oro	San Jose	CA	1	Office	—	2,700	11,549	488	—	2,700	12,037	14,737	862	1/29/2015	1983
2450 and 2500 Walsh Avenue	Santa Clara	CA	2	Office	—	8,200	36,597	121	—	8,200	36,718	44,918	2,670	1/29/2015	1982
3250 and 3260 Jay Street	Santa Clara	CA	2	Office	—	11,900	52,059	—	—	11,900	52,059	63,959	3,796	1/29/2015	1982
350 West Java Drive	Sunnyvale	CA	1	Office	—	11,552	12,461	—	—	11,552	12,461	24,013	1,610	11/15/2012	1984
7958 South Chester Street	Centennial	CO	1	Office	—	7,400	23,278	371	—	7,400	23,649	31,049	1,713	1/29/2015	2000
350 Spectrum Loop	Colorado Springs	CO	1	Office	—	3,100	20,165	—	—	3,100	20,165	23,265	1,470	1/29/2015	2000
955 Aeroplaza Drive*	Colorado Springs	CO	1	Industrial	—	800	7,412	—	—	800	7,412	8,212	540	1/29/2015	2012
13400 East 39th Avenue and 3800 Wheeling Street*	Denver	CO	2	Industrial	—	3,100	12,955	46	—	3,100	13,001	16,101	964	1/29/2015	1973
333 Inverness Drive South	Englewood	CO	1	Office	—	3,230	11,801	415	—	3,230	12,216	15,446	1,690	6/15/2012	1998
150 Greenhorn Drive*	Pueblo	CO	1	Industrial	—	200	4,177	—	—	200	4,177	4,377	305	1/29/2015	2013
2 Tower Drive*	Wallingford	CT	1	Industrial	—	1,471	2,165	8	—	1,471	2,173	3,644	615	10/24/2006	1978

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
1 Targeting Center	Windsor	CT	1	Office	—	1,850	7,226	—	—	1,850	7,226	9,076	979	7/20/2012	1980
235 Great Pond Road*	Windsor	CT	1	Industrial	—	2,400	9,469	—	—	2,400	9,469	11,869	1,282	7/20/2012	2004
10350 NW 112th Avenue	Miami	FL	1	Office	—	3,500	19,954	398	—	3,500	20,352	23,852	1,458	1/29/2015	2002
2100 NW 82nd Avenue*	Miami	FL	1	Industrial	—	144	1,297	454	—	144	1,751	1,895	702	3/19/1998	1987
One Primerica Parkway	Duluth	GA	1	Office	—	6,900	50,433	—	—	6,900	50,433	57,333	3,677	1/29/2015	2013
1000 Mapunapuna Street*	Honolulu	HI	1	Land	—	2,252	—	—	—	2,252	—	2,252	—	12/5/2003	—
1001 Ahua Street*	Honolulu	HI	1	Land	—	15,155	3,312	91	—	15,155	3,403	18,558	1,183	12/5/2003	—
1024 Kikowaena Place*	Honolulu	HI	1	Land	—	1,818	—	—	—	1,818	—	1,818	—	12/5/2003	—
1024 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,385	—	—	—	1,385	—	1,385	—	12/5/2003	—
1027 Kikowaena Place*	Honolulu	HI	1	Land	—	5,444	—	—	—	5,444	—	5,444	—	12/5/2003	—
1030 Mapunapuna Street*	Honolulu	HI	1	Land	—	5,655	—	—	—	5,655	—	5,655	—	12/5/2003	—
1038 Kikowaena Place*	Honolulu	HI	1	Land	—	2,576	—	—	—	2,576	—	2,576	—	12/5/2003	—
1045 Mapunapuna Street*	Honolulu	HI	1	Land	—	819	—	—	—	819	—	819	—	12/5/2003	—
1050 Kikowaena Place*	Honolulu	HI	1	Land	—	1,404	873	—	—	1,404	873	2,277	307	12/5/2003	—
1052 Ahua Street*	Honolulu	HI	1	Land	—	1,703	—	240	—	1,703	240	1,943	74	12/5/2003	—
1055 Ahua Street*	Honolulu	HI	1	Land	—	1,216	—	—	—	1,216	—	1,216	—	12/5/2003	—
106 Puuhale Road*	Honolulu	HI	1	Industrial	—	1,113	—	229	—	1,113	229	1,342	43	12/5/2003	1966
1062 Kikowaena Place*	Honolulu	HI	1	Land	—	1,049	599	—	—	1,049	599	1,648	210	12/5/2003	—
1122 Mapunapuna Street*	Honolulu	HI	1	Land	—	5,782	—	—	—	5,782	—	5,782	—	12/5/2003	—
113 Puuhale Road*	Honolulu	HI	1	Land	—	3,729	—	—	—	3,729	—	3,729	—	12/5/2003	—
1150 Kikowaena Street*	Honolulu	HI	1	Land	—	2,445	—	—	—	2,445	—	2,445	—	12/5/2003	—
120 Mokauea Street*	Honolulu	HI	1	Industrial	—	1,953	—	655	—	1,953	655	2,608	82	12/5/2003	1970
120 Sand Island Access Road*	Honolulu	HI	1	Industrial	—	1,130	11,307	1,298	—	1,130	12,605	13,735	4,003	11/23/2004	2004
120B Mokauea Street*	Honolulu	HI	1	Industrial	—	1,953	—	—	—	1,953	—	1,953	—	12/5/2003	1970
125 Puuhale Road*	Honolulu	HI	1	Land	—	1,630	—	—	—	1,630	—	1,630	—	12/5/2003	—
125B Puuhale Road*	Honolulu	HI	1	Land	—	2,815	—	—	—	2,815	—	2,815	—	12/5/2003	—
1330 Pali Highway*	Honolulu	HI	1	Land	—	1,423	—	—	—	1,423	—	1,423	—	12/5/2003	—
1360 Pali Highway*	Honolulu	HI	1	Land	—	9,170	—	161	—	9,170	161	9,331	92	12/5/2003	—
140 Puuhale Road*	Honolulu	HI	1	Land	—	1,100	—	—	—	1,100	—	1,100	—	12/5/2003	—
142 Mokauea Street*	Honolulu	HI	1	Industrial	—	2,182	—	1,455	—	2,182	1,455	3,637	318	12/5/2003	1972
148 Mokauea Street*	Honolulu	HI	1	Land	—	3,476	—	—	—	3,476	—	3,476	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
150 Puuhale Road*	Honolulu	HI	1	Land	—	4,887	—	—	—	4,887	—	4,887	—	12/5/2003	—
151 Puuhale Road*	Honolulu	HI	1	Land	—	1,956	—	—	—	1,956	—	1,956	—	12/5/2003	—
158 Sand Island Access Road*	Honolulu	HI	1	Land	—	2,488	—	—	—	2,488	—	2,488	—	12/5/2003	—
165 Sand Island Access Road*	Honolulu	HI	1	Land	—	758	—	—	—	758	—	758	—	12/5/2003	—
179 Sand Island Access Road*	Honolulu	HI	1	Land	—	2,480	—	—	—	2,480	—	2,480	—	12/5/2003	—
180 Sand Island Access Road*	Honolulu	HI	1	Land	—	1,655	—	—	—	1,655	—	1,655	—	12/5/2003	—
1926 Auiki Street*	Honolulu	HI	1	Industrial	—	2,872	—	1,534	—	2,874	1,532	4,406	418	12/5/2003	1959
1931 Kahai Street*	Honolulu	HI	1	Land	—	3,779	—	—	—	3,779	—	3,779	—	12/5/2003	—
197 Sand Island Access Road*	Honolulu	HI	1	Land	—	1,238	—	—	—	1,238	—	1,238	—	12/5/2003	—
2001 Kahai Street*	Honolulu	HI	1	Land	—	1,091	—	—	—	1,091	—	1,091	—	12/5/2003	—
2019 Kahai Street*	Honolulu	HI	1	Land	—	1,377	—	—	—	1,377	—	1,377	—	12/5/2003	—
2020 Auiki Street*	Honolulu	HI	1	Land	—	2,385	—	—	—	2,385	—	2,385	—	12/5/2003	—
204 Sand Island Access Road*	Honolulu	HI	1	Land	—	1,689	—	—	—	1,689	—	1,689	—	12/5/2003	—
207 Puuhale Road*	Honolulu	HI	1	Land	—	2,024	—	—	—	2,024	—	2,024	—	12/5/2003	—
2103 Kaliawa Street*	Honolulu	HI	1	Land	—	3,212	—	—	—	3,212	—	3,212	—	12/5/2003	—
2106 Kaliawa Street*	Honolulu	HI	1	Land	—	1,568	—	169	—	1,568	169	1,737	55	12/5/2003	—
2110 Auiki Street*	Honolulu	HI	1	Land	—	837	—	—	—	837	—	837	—	12/5/2003	—
212 Mohonua Place*	Honolulu	HI	1	Land	—	1,067	—	—	—	1,067	—	1,067	—	12/5/2003	—
2122 Kaliawa Street*	Honolulu	HI	1	Land	—	1,365	—	—	—	1,365	—	1,365	—	12/5/2003	—
2127 Auiki Street*	Honolulu	HI	1	Land	—	2,906	—	97	—	2,906	97	3,003	18	12/5/2003	—
2135 Auiki Street*	Honolulu	HI	1	Land	—	825	—	—	—	825	—	825	—	12/5/2003	—
2139 Kaliawa Street*	Honolulu	HI	1	Land	—	885	—	—	—	885	—	885	—	12/5/2003	—
214 Sand Island Access Road*	Honolulu	HI	1	Industrial	—	1,864	—	403	—	1,864	403	2,267	29	12/5/2003	1981
2140 Kaliawa Street*	Honolulu	HI	1	Land	—	931	—	—	—	931	—	931	—	12/5/2003	—
2144 Auiki Street*	Honolulu	HI	1	Industrial	—	2,640	—	6,857	—	2,640	6,857	9,497	1,867	12/5/2003	1953
215 Puuhale Road*	Honolulu	HI	1	Land	—	2,117	—	—	—	2,117	—	2,117	—	12/5/2003	—
218 Mohonua Place*	Honolulu	HI	1	Land	—	1,741	—	—	—	1,741	—	1,741	—	12/5/2003	—
220 Puuhale Road*	Honolulu	HI	1	Land	—	2,619	—	—	—	2,619	—	2,619	—	12/5/2003	—
2250 Pahounui Drive*	Honolulu	HI	1	Land	—	3,862	—	—	—	3,862	—	3,862	—	12/5/2003	—
2264 Pahounui Drive*	Honolulu	HI	1	Land	—	1,632	—	—	—	1,632	—	1,632	—	12/5/2003	—
2276 Pahounui Drive*	Honolulu	HI	1	Land	—	1,619	—	—	—	1,619	—	1,619	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
228 Mohonua Place*	Honolulu	HI	1	Land	—	1,865	—	—	—	1,865	—	1,865	—	12/5/2003	—
2308 Pahounui Drive*	Honolulu	HI	1	Land	—	3,314	—	—	—	3,314	—	3,314	—	12/5/2003	—
231 Sand Island Access Road*	Honolulu	HI	1	Land	—	752	—	—	—	752	—	752	—	12/5/2003	—
231B Sand Island Access Road*	Honolulu	HI	1	Land	—	1,539	—	—	—	1,539	—	1,539	—	12/5/2003	—
2344 Pahounui Drive*	Honolulu	HI	1	Land	—	6,709	—	—	—	6,709	—	6,709	—	12/5/2003	—
238 Sand Island Access Road*	Honolulu	HI	1	Land	—	2,273	—	—	—	2,273	—	2,273	—	12/5/2003	—
2635 Waiwai Loop A*	Honolulu	HI	1	Land	—	934	350	—	—	934	350	1,284	123	12/5/2003	—
2635 Waiwai Loop B*	Honolulu	HI	1	Land	—	1,177	105	—	—	1,177	105	1,282	37	12/5/2003	—
2760 Kam Highway*	Honolulu	HI	1	Land	—	703	—	—	—	703	—	703	—	12/5/2003	—
2804 Kilihau Street*	Honolulu	HI	1	Land	—	1,775	2	—	—	1,775	2	1,777	2	12/5/2003	—
2806 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2808 Kam Highway*	Honolulu	HI	1	Land	—	310	—	—	—	310	—	310	—	12/5/2003	—
2809 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,837	—	—	—	1,837	—	1,837	—	12/5/2003	—
2810 Paa Street*	Honolulu	HI	1	Land	—	3,340	—	—	—	3,340	—	3,340	—	12/5/2003	—
2810 Pukoloa Street*	Honolulu	HI	1	Land	—	27,699	—	—	—	27,699	—	27,699	—	12/5/2003	—
2812 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,801	2	—	—	1,801	2	1,803	2	12/5/2003	—
2814 Kilihau Street*	Honolulu	HI	1	Land	—	1,925	—	—	—	1,925	—	1,925	—	12/5/2003	—
2815 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,818	—	6	—	1,818	6	1,824	2	12/5/2003	—
2815 Kilihau Street*	Honolulu	HI	1	Land	—	287	—	—	—	287	—	287	—	12/5/2003	—
2816 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,009	27	—	—	1,009	27	1,036	10	12/5/2003	—
2819 Mokumoa Street - A*	Honolulu	HI	1	Land	—	1,821	—	—	—	1,821	—	1,821	—	12/5/2003	—
2819 Mokumoa Street - B*	Honolulu	HI	1	Land	—	1,816	—	—	—	1,816	—	1,816	—	12/5/2003	—
2819 Pukoloa Street*	Honolulu	HI	1	Land	—	2,090	—	34	—	2,090	34	2,124	8	12/5/2003	—
2821 Kilihau Street*	Honolulu	HI	1	Land	—	287	—	—	—	287	—	287	—	12/5/2003	—
2826 Kaihikapu Street*	Honolulu	HI	1	Land	—	3,921	—	—	—	3,921	—	3,921	—	12/5/2003	—
2827 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2828 Paa Street*	Honolulu	HI	1	Land	—	12,448	—	—	—	12,448	—	12,448	—	12/5/2003	—
2829 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,720	3	—	—	1,720	3	1,723	2	12/5/2003	—
2829 Kaihikapu Street - A*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2829 Kilihau Street*	Honolulu	HI	1	Land	—	287	—	—	—	287	—	287	—	12/5/2003	—
2829 Pukoloa Street*	Honolulu	HI	1	Land	—	2,088	—	—	—	2,088	—	2,088	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
2830 Mokumoa Street*	Honolulu	HI	1	Land	—	2,146	—	—	—	2,146	—	2,146	—	12/5/2003	—
2831 Awaawaloa Street*	Honolulu	HI	1	Land	—	860	—	—	—	860	—	860	—	12/5/2003	—
2831 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,272	529	55	—	1,272	584	1,856	204	12/5/2003	—
2833 Kilihau Street*	Honolulu	HI	1	Land	—	601	—	—	—	601	—	601	—	12/5/2003	—
2833 Paa Street*	Honolulu	HI	1	Land	—	1,701	—	—	—	1,701	—	1,701	—	12/5/2003	—
2833 Paa Street #2*	Honolulu	HI	1	Land	—	1,675	—	—	—	1,675	—	1,675	—	12/5/2003	—
2836 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,353	—	—	—	1,353	—	1,353	—	12/5/2003	—
2838 Kilihau Street*	Honolulu	HI	1	Land	—	4,262	—	—	—	4,262	—	4,262	—	12/5/2003	—
2839 Kilihau Street*	Honolulu	HI	1	Land	—	627	—	—	—	627	—	627	—	12/5/2003	—
2839 Mokumoa Street*	Honolulu	HI	1	Land	—	1,942	—	—	—	1,942	—	1,942	—	12/5/2003	—
2840 Mokumoa Street*	Honolulu	HI	1	Land	—	2,149	—	—	—	2,149	—	2,149	—	12/5/2003	—
2841 Pukoloa Street*	Honolulu	HI	1	Land	—	2,088	—	—	—	2,088	—	2,088	—	12/5/2003	—
2844 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,960	14	—	—	1,960	14	1,974	11	12/5/2003	—
2846-A Awaawaloa Street*	Honolulu	HI	1	Land	—	2,181	954	—	—	2,181	954	3,135	335	12/5/2003	—
2847 Awaawaloa Street*	Honolulu	HI	1	Land	—	582	303	—	—	582	303	885	106	12/5/2003	—
2849 Kaihikapu Street*	Honolulu	HI	1	Land	—	860	—	—	—	860	—	860	—	12/5/2003	—
2850 Awaawaloa Street*	Honolulu	HI	1	Land	—	286	172	—	—	286	172	458	61	12/5/2003	—
2850 Mokumoa Street*	Honolulu	HI	1	Land	—	2,143	—	—	—	2,143	—	2,143	—	12/5/2003	—
2850 Paa Street*	Honolulu	HI	1	Land	—	22,827	—	—	—	22,827	—	22,827	—	12/5/2003	—
2855 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,807	—	—	—	1,807	—	1,807	—	12/5/2003	—
2855 Pukoloa Street*	Honolulu	HI	1	Land	—	1,934	—	—	—	1,934	—	1,934	—	12/5/2003	—
2857 Awaawaloa Street*	Honolulu	HI	1	Land	—	983	—	—	—	983	—	983	—	12/5/2003	—
2858 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2861 Mokumoa Street*	Honolulu	HI	1	Land	—	3,867	—	—	—	3,867	—	3,867	—	12/5/2003	—
2864 Awaawaloa Street*	Honolulu	HI	1	Land	—	1,836	—	7	—	1,836	7	1,843	3	12/5/2003	—
2864 Mokumoa Street*	Honolulu	HI	1	Land	—	2,092	—	—	—	2,092	—	2,092	—	12/5/2003	—
2865 Pukoloa Street*	Honolulu	HI	1	Land	—	1,934	—	—	—	1,934	—	1,934	—	12/5/2003	—
2868 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
2869 Mokumoa Street*	Honolulu	HI	1	Land	—	1,794	—	—	—	1,794	—	1,794	—	12/5/2003	—
2875 Paa Street*	Honolulu	HI	1	Land	—	1,330	—	—	—	1,330	—	1,330	—	12/5/2003	—
2879 Mokumoa Street*	Honolulu	HI	1	Land	—	1,789	—	—	—	1,789	—	1,789	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
2879 Paa Street*	Honolulu	HI	1	Land	—	1,691	—	45	—	1,691	45	1,736	10	12/5/2003	—
2886 Paa Street*	Honolulu	HI	1	Land	—	2,205	—	—	—	2,205	—	2,205	—	12/5/2003	—
2889 Mokumoa Street*	Honolulu	HI	1	Land	—	1,783	—	—	—	1,783	—	1,783	—	12/5/2003	—
2906 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,814	2	—	—	1,814	2	1,816	1	12/5/2003	—
2908 Kaihikapu Street*	Honolulu	HI	1	Land	—	1,798	12	—	—	1,798	12	1,810	1	12/5/2003	—
2915 Kaihikapu Street*	Honolulu	HI	1	Land	—	2,579	—	—	—	2,579	—	2,579	—	12/5/2003	—
2927 Mokumoa Street*	Honolulu	HI	1	Land	—	1,778	—	—	—	1,778	—	1,778	—	12/5/2003	—
2928 Kaihikapu Street - B*	Honolulu	HI	1	Land	—	1,948	—	—	—	1,948	—	1,948	—	12/5/2003	—
2960 Mokumoa Street*	Honolulu	HI	1	Land	—	1,977	—	—	—	1,977	—	1,977	—	12/5/2003	—
2965 Mokumoa Street*	Honolulu	HI	1	Land	—	2,140	—	—	—	2,140	—	2,140	—	12/5/2003	—
2969 Mapunapuna Street*	Honolulu	HI	1	Land	—	4,038	15	—	—	4,038	15	4,053	8	12/5/2003	—
2970 Mokumoa Street*	Honolulu	HI	1	Land	—	1,722	—	—	—	1,722	—	1,722	—	12/5/2003	—
33 S. Vineyard Boulevard*	Honolulu	HI	1	Land	—	844	—	6	—	844	6	850	5	12/5/2003	—
525 N. King Street*	Honolulu	HI	1	Land	—	1,342	—	—	—	1,342	—	1,342	—	12/5/2003	—
609 Ahua Street*	Honolulu	HI	1	Land	—	616	—	8	—	616	8	624	4	12/5/2003	—
619 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,401	2	12	—	1,401	14	1,415	—	12/5/2003	—
645 Ahua Street*	Honolulu	HI	1	Land	—	882	—	—	—	882	—	882	—	12/5/2003	—
659 Ahua Street*	Honolulu	HI	1	Land	—	860	20	—	—	860	20	880	15	12/5/2003	—
659 Puuloa Road*	Honolulu	HI	1	Land	—	1,807	—	—	—	1,807	—	1,807	—	12/5/2003	—
660 Ahua Street*	Honolulu	HI	1	Land	—	1,783	3	—	—	1,783	3	1,786	2	12/5/2003	—
667 Puuloa Road*	Honolulu	HI	1	Land	—	860	2	—	—	860	2	862	2	12/5/2003	—
669 Ahua Street*	Honolulu	HI	1	Land	—	1,801	14	83	—	1,801	97	1,898	37	12/5/2003	—
673 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
675 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,081	—	—	—	1,081	—	1,081	—	12/5/2003	—
679 Puuloa Road*	Honolulu	HI	1	Land	—	1,807	3	—	—	1,807	3	1,810	2	12/5/2003	—
685 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
689 Puuloa Road*	Honolulu	HI	1	Land	—	1,801	20	—	—	1,801	20	1,821	15	12/5/2003	—
692 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,798	—	—	—	1,798	—	1,798	—	12/5/2003	—
697 Ahua Street*	Honolulu	HI	1	Land	—	994	811	—	—	994	811	1,805	286	12/5/2003	—
702 Ahua Street*	Honolulu	HI	1	Land	—	1,783	4	—	—	1,783	4	1,787	3	12/5/2003	—
704 Mapunapuna Street*	Honolulu	HI	1	Land	—	2,390	685	—	—	2,390	685	3,075	241	12/5/2003	—
709 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
719 Ahua Street*	Honolulu	HI	1	Land	—	1,960	—	—	—	1,960	—	1,960	—	12/5/2003	—
729 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
733 Mapunapuna Street*	Honolulu	HI	1	Land	—	3,403	—	—	—	3,403	—	3,403	—	12/5/2003	—
739 Ahua Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
759 Puuloa Road*	Honolulu	HI	1	Land	—	1,766	3	—	—	1,766	3	1,769	2	12/5/2003	—
761 Ahua Street*	Honolulu	HI	1	Land	—	3,757	1	—	—	3,757	1	3,758	1	12/5/2003	—
766 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
770 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
789 Mapunapuna Street*	Honolulu	HI	1	Land	—	2,608	3	—	—	2,608	3	2,611	2	12/5/2003	—
80 Sand Island Access Road*	Honolulu	HI	1	Land	—	7,972	—	—	—	7,972	—	7,972	—	12/5/2003	—
803 Ahua Street*	Honolulu	HI	1	Land	—	3,804	—	—	—	3,804	—	3,804	—	12/5/2003	—
808 Ahua Street*	Honolulu	HI	1	Land	—	3,279	—	—	—	3,279	—	3,279	—	12/5/2003	—
812 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,960	25	628	—	2,613	—	2,613	—	12/5/2003	—
819 Ahua Street*	Honolulu	HI	1	Land	—	4,821	583	30	—	4,821	613	5,434	215	12/5/2003	—
822 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,795	15	—	—	1,795	15	1,810	12	12/5/2003	—
830 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	25	—	—	1,801	25	1,826	18	12/5/2003	—
842 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,795	14	—	—	1,795	14	1,809	10	12/5/2003	—
846 Ala Lilikoi Boulevard B*	Honolulu	HI	1	Land	—	234	—	—	—	234	—	234	—	12/5/2003	—
848 Ala Lilikoi Boulevard A*	Honolulu	HI	1	Land	—	9,426	—	—	—	9,426	—	9,426	—	12/5/2003	—
850 Ahua Street*	Honolulu	HI	1	Land	—	2,682	2	—	—	2,682	2	2,684	2	12/5/2003	—
852 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,801	—	—	—	1,801	—	1,801	—	12/5/2003	—
855 Ahua Street*	Honolulu	HI	1	Land	—	1,834	—	—	—	1,834	—	1,834	—	12/5/2003	—
855 Mapunapuna Street*	Honolulu	HI	1	Land	—	3,265	—	—	—	3,265	—	3,265	—	12/5/2003	—
865 Ahua Street*	Honolulu	HI	1	Land	—	1,846	—	—	—	1,846	—	1,846	—	12/5/2003	—
889 Ahua Street*	Honolulu	HI	1	Land	—	5,888	315	—	—	5,888	315	6,203	40	11/21/2012	—
905 Ahua Street*	Honolulu	HI	1	Land	—	1,148	—	—	—	1,148	—	1,148	—	12/5/2003	—
918 Ahua Street*	Honolulu	HI	1	Land	—	3,820	—	—	—	3,820	—	3,820	—	12/5/2003	—
930 Mapunapuna Street*	Honolulu	HI	1	Land	—	3,654	—	—	—	3,654	—	3,654	—	12/5/2003	—
944 Ahua Street*	Honolulu	HI	1	Land	—	1,219	—	—	—	1,219	—	1,219	—	12/5/2003	—
949 Mapunapuna Street*	Honolulu	HI	1	Land	—	11,568	—	—	—	11,568	—	11,568	—	12/5/2003	—
950 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,724	—	—	—	1,724	—	1,724	—	12/5/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
960 Ahua Street*	Honolulu	HI	1	Land	—	614	—	—	—	614	—	614	—	12/5/2003	—
960 Mapunapuna Street*	Honolulu	HI	1	Land	—	1,933	—	—	—	1,933	—	1,933	—	12/5/2003	—
970 Ahua Street*	Honolulu	HI	1	Land	—	817	—	—	—	817	—	817	—	12/5/2003	—
91-008 Hanua	Kapolei	HI	1	Land	—	3,541	—	15	—	3,541	15	3,556	2	6/15/2005	—
91-027 Kaomi Loop*	Kapolei	HI	1	Land	—	2,667	—	—	—	2,667	—	2,667	—	6/15/2005	—
91-064 Kaomi Loop*	Kapolei	HI	1	Land	—	1,826	—	—	—	1,826	—	1,826	—	6/15/2005	—
91-080 Hanua*	Kapolei	HI	1	Land	—	2,187	—	—	—	2,187	—	2,187	—	6/15/2005	—
91-083 Hanua*	Kapolei	HI	1	Land	—	716	—	—	—	716	—	716	—	6/15/2005	—
91-086 Kaomi Loop*	Kapolei	HI	1	Land	—	13,884	—	—	—	13,884	—	13,884	—	6/15/2005	—
91-087 Hanua*	Kapolei	HI	1	Land	—	381	—	—	—	381	—	381	—	6/15/2005	—
91-091 Hanua*	Kapolei	HI	1	Land	—	552	—	—	—	552	—	552	—	6/15/2005	—
91-102 Kaomi Loop*	Kapolei	HI	1	Land	—	1,599	—	—	—	1,599	—	1,599	—	6/15/2005	—
91-110 Kaomi Loop*	Kapolei	HI	1	Land	—	1,293	—	—	—	1,293	—	1,293	—	6/15/2005	—
91-119 Olai*	Kapolei	HI	1	Land	—	1,981	—	—	—	1,981	—	1,981	—	6/15/2005	—
91-120 Kauhi*	Kapolei	HI	1	Land	—	567	—	—	—	567	—	567	—	6/15/2005	—
91-141 Kalaeloa*	Kapolei	HI	1	Land	—	11,624	—	—	—	11,624	—	11,624	—	6/15/2005	—
91-150 Kaomi Loop*	Kapolei	HI	1	Land	—	3,159	—	—	—	3,159	—	3,159	—	6/15/2005	—
91-171 Olai*	Kapolei	HI	1	Land	—	218	—	12	—	218	12	230	—	6/15/2005	—
91-174 Olai*	Kapolei	HI	1	Land	—	962	—	47	—	962	47	1,009	13	6/15/2005	—
91-175 Olai*	Kapolei	HI	1	Land	—	1,243	—	43	—	1,243	43	1,286	15	6/15/2005	—
91-185 Kalaeloa*	Kapolei	HI	1	Land	—	1,761	—	—	—	1,761	—	1,761	—	6/15/2005	—
91-202 Kalaeloa*	Kapolei	HI	1	Industrial	—	1,722	—	326	—	1,722	326	2,048	37	6/15/2005	1964
91-209 Kuhela	Kapolei	HI	1	Land	—	1,352	—	26	—	1,352	26	1,378	—	6/15/2005	—
91-210 Olai*	Kapolei	HI	1	Land	—	706	—	—	—	706	—	706	—	6/15/2005	—
91-218 Olai*	Kapolei	HI	1	Land	—	1,622	—	62	—	1,622	62	1,684	14	6/15/2005	—
91-220 Kalaeloa*	Kapolei	HI	1	Industrial	—	242	1,457	172	—	242	1,629	1,871	492	6/15/2005	1991
91-222 Olai*	Kapolei	HI	1	Land	—	2,035	—	—	—	2,035	—	2,035	—	6/15/2005	—
91-238 Kauhi*	Kapolei	HI	1	Industrial	—	1,390	—	9,209	—	1,390	9,209	10,599	2,374	6/15/2005	1981
91-241 Kalaeloa*	Kapolei	HI	1	Industrial	—	426	3,983	828	—	426	4,811	5,237	1,434	6/15/2005	1990
91-250 Komohana*	Kapolei	HI	1	Land	—	1,506	—	—	—	1,506	—	1,506	—	6/15/2005	—
91-252 Kauhi*	Kapolei	HI	1	Land	—	536	—	—	—	536	—	536	—	6/15/2005	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
91-255 Hanua*	Kapolei	HI	1	Land	—	1,230	—	44	—	1,230	44	1,274	25	6/15/2005	—
91-259 Olai*	Kapolei	HI	1	Land	—	2,944	—	—	—	2,944	—	2,944	—	6/15/2005	—
91-265 Hanua*	Kapolei	HI	1	Land	—	1,569	—	—	—	1,569	—	1,569	—	6/15/2005	—
91-300 Hanua*	Kapolei	HI	1	Land	—	1,381	—	—	—	1,381	—	1,381	—	6/15/2005	—
91-329 Kauhi*	Kapolei	HI	1	Industrial	—	294	2,297	2,236	—	294	4,533	4,827	1,181	6/15/2005	1980
91-349 Kauhi*	Kapolei	HI	1	Land	—	649	—	—	—	649	—	649	—	6/15/2005	—
91-399 Kauhi*	Kapolei	HI	1	Land	—	27,405	—	—	—	27,405	—	27,405	—	6/15/2005	—
91-400 Komohana*	Kapolei	HI	1	Land	—	1,494	—	—	—	1,494	—	1,494	—	6/15/2005	—
91-410 Komohana*	Kapolei	HI	1	Land	—	418	—	11	—	418	11	429	—	6/15/2005	—
91-416 Komohana*	Kapolei	HI	1	Land	—	713	—	11	—	713	11	724	—	6/15/2005	—
AES HI Easement*	Kapolei	HI	1	Land	—	1,250	—	—	—	1,250	—	1,250	—	6/15/2005	—
Other Easements & Lots*	Kapolei	HI	1	Land	—	358	—	1,246	—	358	1,246	1,604	285	6/15/2005	—
Tesaro 967 Easement*	Kapolei	HI	1	Land	—	6,593	—	—	—	6,593	—	6,593	—	6/15/2005	—
Texaco Easement*	Kapolei	HI	1	Land	—	2,653	—	—	—	2,653	—	2,653	—	6/15/2005	—
94-240 Pupuole Street*	Waipahu	HI	1	Land	—	717	—	—	—	717	—	717	—	12/5/2003	—
5500 SE Delaware Avenue*	Ankeny	IA	1	Industrial	—	2,200	16,994	—	—	2,200	16,994	19,194	1,239	1/29/2015	2012
951 Trails Road*	Eldridge	IA	1	Industrial	—	470	7,480	745	—	470	8,225	8,695	2,109	4/2/2007	1994
8305 NW 62nd Avenue	Johnston	IA	1	Office	—	2,500	31,508	—	—	2,500	31,508	34,008	2,297	1/29/2015	2011
2300 N 33rd Avenue*	Newton	IA	1	Industrial	—	500	13,236	404	—	500	13,640	14,140	3,098	9/29/2008	2008
7121 South Fifth Avenue*	Pocatello	ID	1	Industrial	—	400	4,201	145	—	400	4,346	4,746	310	1/29/2015	2007
400 South Jefferson Street	Chicago	IL	1	Office	50,120	17,200	73,279	—	—	17,200	73,279	90,479	5,343	1/29/2015	1947
1230 West 171st Street*	Harvey	IL	1	Industrial	—	800	1,673	—	—	800	1,673	2,473	122	1/29/2015	2004
475 Bond Street	Lincolnshire	IL	1	Industrial	—	4,900	16,058	—	—	4,900	16,058	20,958	1,171	1/29/2015	2000
1415 West Diehl Road	Naperville	IL	1	Office	—	13,757	174,718	—	—	13,757	174,718	188,475	16,380	4/1/2014	2001
5156 American Road*	Rockford	IL	1	Industrial	—	400	1,529	—	—	400	1,529	1,929	111	1/29/2015	1996
440 North Fairway Drive	Vernon Hills	IL	1	Office	—	4,095	9,882	—	—	4,095	9,882	13,977	1,050	10/15/2013	1992
7601 Genesys Way	Indianapolis	IN	1	Office	—	1,421	10,832	—	—	1,421	10,832	12,253	113	7/19/2017	2003
7635 Genesys Way	Indianapolis	IN	1	Office	—	1,858	14,368	—	—	1,858	14,368	16,226	150	7/19/2017	2008
400 SW 8th Avenue	Topeka	KS	1	Office	—	1,300	15,918	456	—	1,300	16,374	17,674	2,201	7/30/2012	1983
1101 Pacific Avenue	Erlanger	KY	1	Office	—	1,288	9,545	1,467	—	1,288	11,012	12,300	4,140	6/30/2003	1999
1061 Pacific Avenue	Erlanger	KY	—	Land	—	732	—	—	—	732	—	732	—	6/30/2003	—

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
17200 Manchac Park Lane*	Baton Rouge	LA	1	Industrial	—	1,700	8,860	—	—	1,700	8,860	10,560	646	1/29/2015	2014
209 South Bud Street*	Lafayette	LA	1	Industrial	—	700	4,549	9	—	700	4,558	5,258	332	1/29/2015	2010
300 Billerica Road	Chelmsford	MA	1	Office	—	2,009	6,727	20	—	2,009	6,747	8,756	883	9/27/2012	1984
330 Billerica Road	Chelmsford	MA	1	Office	—	1,410	7,322	1,187	—	1,410	8,509	9,919	1,356	1/18/2011	1984
111 Powdermill Road	Maynard	MA	1	Office	—	3,603	26,180	128	(12,651)	2,909	14,351	17,260	161	3/30/2007	1990
314 Littleton Road	Westford	MA	1	Office	—	3,500	30,444	—	—	3,500	30,444	33,944	2,220	1/29/2015	2007
7001 Columbia Gateway Drive	Columbia	MD	1	Office	—	3,700	24,592	—	—	3,700	24,592	28,292	3,074	12/21/2012	2008
4000 Principio Parkway*	North East	MD	1	Industrial	—	4,200	71,518	610	—	4,200	72,128	76,328	5,216	1/29/2015	2012
3550 Green Court	Ann Arbor	MI	1	Office	—	2,877	9,081	1,060	—	2,877	10,141	13,018	1,354	12/21/2012	1998
3800 Midlink Drive*	Kalamazoo	MI	1	Industrial	—	2,630	40,599	—	—	2,630	40,599	43,229	2,960	1/29/2015	2014
2401 Cram Avenue SE*	Bemidji	MN	1	Industrial	—	100	2,137	—	—	100	2,137	2,237	156	1/29/2015	2013
110 Stanbury Industrial Drive*	Brookfield	MO	1	Industrial	—	200	1,859	—	—	200	1,859	2,059	136	1/29/2015	2012
2555 Grand Boulevard	Kansas City	MO	1	Office	—	4,263	73,891	915	—	4,263	74,806	79,069	4,487	7/31/2015	2003
628 Patton Avenue*	Asheville	NC	1	Industrial	—	500	1,514	—	—	500	1,514	2,014	110	1/29/2015	1994
2300 Yorkmont Road	Charlotte	NC	1	Office	—	637	22,351	2,600	—	637	24,951	25,588	1,738	1/29/2015	1995
2400 Yorkmont Road	Charlotte	NC	1	Office	—	563	19,722	2,550	—	563	22,272	22,835	1,549	1/29/2015	1995
3900 NE 6th Street*	Minot	ND	1	Industrial	—	700	3,223	—	—	700	3,223	3,923	235	1/29/2015	2013
1415 West Commerce Way*	Lincoln	NE	1	Industrial	—	2,200	8,518	—	—	2,200	8,518	10,718	621	1/29/2015	1971
18010 and 18020 Burt Street	Omaha	NE	2	Office	—	2,600	47,226	16	—	2,600	47,242	49,842	3,444	1/29/2015	2012
309 Dulty's Lane*	Burlington	NJ	1	Industrial	—	1,600	51,400	—	—	1,600	51,400	53,000	3,747	1/29/2015	2001
500 Charles Ewing Boulevard	Ewing	NJ	1	Office	—	5,300	69,074	—	—	5,300	69,074	74,374	5,037	1/29/2015	2012
725 Darlington Avenue*	Mahwah	NJ	1	Industrial	—	8,492	9,451	694	—	8,492	10,145	18,637	901	4/9/2014	1999
299 Jefferson Road	Parsippany	NJ	1	Office	—	4,900	25,987	177	—	4,900	26,164	31,064	1,903	1/29/2015	2011
One Jefferson Road	Parsippany	NJ	1	Office	—	4,188	14,919	50	—	4,188	14,969	19,157	808	11/13/2015	2009
2375 East Newlands Road*	Fernley	NV	1	Industrial	—	1,100	17,314	286	—	1,100	17,600	18,700	1,285	1/29/2015	2007
55 Commerce Avenue*	Albany	NY	1	Industrial	—	1,000	10,105	179	—	1,000	10,284	11,284	750	1/29/2015	2013
8687 Carling Road	Liverpool	NY	1	Office	—	375	3,265	1,924	—	375	5,189	5,564	1,509	1/6/2006	1997
1212 Pittsford - Victor Road	Pittsford	NY	1	Office	—	528	3,755	1,248	—	528	5,003	5,531	1,469	11/30/2004	1965
500 Canal View Boulevard	Rochester	NY	1	Office	—	1,462	12,482	259	—	1,462	12,741	14,203	3,752	1/6/2006	1996
32150 Just Imagine Drive*	Avon	OH	1	Industrial	—	2,200	23,280	—	—	2,200	23,280	25,480	4,995	5/29/2009	1996
1415 Industrial Drive*	Chillicothe	OH	1	Industrial	—	1,200	3,265	—	—	1,200	3,265	4,465	238	1/29/2015	2012

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
2231 Schrock Road	Columbus	OH	1	Office	—	700	4,472	461	—	700	4,933	5,633	341	1/29/2015	1999
5300 Centerpoint Parkway*	Groveport	OH	1	Industrial	—	2,700	29,863	—	—	2,700	29,863	32,563	2,178	1/29/2015	2014
200 Orange Point Drive*	Lewis Center	OH	1	Industrial	—	1,300	8,613	—	—	1,300	8,613	9,913	628	1/29/2015	2013
301 Commerce Drive*	South Point	OH	1	Industrial	—	600	4,530	—	—	600	4,530	5,130	330	1/29/2015	2013
2820 State Highway 31*	McAlester	OK	1	Industrial	—	581	2,237	4,094	—	581	6,331	6,912	196	1/29/2015	2012
501 Ridge Avenue	Hanover	PA	1	Industrial	—	4,800	22,200	30	—	4,800	22,230	27,030	5,163	9/24/2008	1948
8800 Tinicum Boulevard	Philadelphia	PA	1	Office	41,000	3,900	67,116	304	—	3,900	67,420	71,320	4,899	1/29/2015	2000
9680 Old Bailes Road	Fort Mill	SC	1	Office	—	800	8,057	—	—	800	8,057	8,857	587	1/29/2015	2007
996 Paragon Way*	Rock Hill	SC	1	Industrial	—	2,600	35,920	—	—	2,600	35,920	38,520	2,619	1/29/2015	2014
510 John Dodd Road*	Spartanburg	SC	1	Industrial	—	3,300	57,998	—	—	3,300	57,998	61,298	4,228	1/29/2015	2012
4836 Hickory Hill Road*	Memphis	TN	1	Industrial	—	1,402	10,769	527	—	1,402	11,296	12,698	829	12/23/2014	1984
2020 Joe B. Jackson Parkway*	Murfreesboro	TN	1	Industrial	—	7,500	55,259	—	—	7,500	55,259	62,759	4,028	1/29/2015	2012
16001 North Dallas Parkway	Addison	TX	2	Office	—	10,107	95,124	1,081	—	10,107	96,205	106,312	11,767	1/16/2013	1987
2115-2116 East Randol Mill Road	Arlington	TX	1	Office	—	2,100	9,769	1,373	—	2,100	11,142	13,242	1,142	1/29/2015	1989
Research Park-Cisco Building 3	Austin	TX	1	Industrial	—	539	4,849	578	—	539	5,427	5,966	2,389	6/16/1999	1999
Research Park-Cisco Building 4	Austin	TX	1	Industrial	—	902	8,158	947	—	902	9,105	10,007	4,066	6/16/1999	1999
1001 Noble Energy Way	Houston	TX	1	Office	—	3,500	118,128	566	—	3,500	118,694	122,194	8,631	1/29/2015	1998
10451 Clay Road	Houston	TX	1	Office	—	5,200	21,812	—	—	5,200	21,812	27,012	1,590	1/29/2015	2013
202 North Castlegory Road	Houston	TX	1	Office	—	887	12,594	—	—	887	12,594	13,481	210	5/12/2017	2016
6380 Rogerdale Road	Houston	TX	1	Office	—	13,600	33,228	104	—	13,600	33,332	46,932	2,426	1/29/2015	2006
4221 W. John Carpenter Freeway	Irving	TX	1	Office	—	542	4,879	257	—	542	5,136	5,678	2,601	3/19/1998	1995
8675,8701-8711 Freeport Pkwy and 8901 Esters Blvd	Irving	TX	3	Office	—	12,300	69,310	—	—	12,300	69,310	81,610	5,054	1/29/2015	1990
1511 East Common Street	New Braunfels	TX	1	Office	—	2,700	11,712	—	—	2,700	11,712	14,412	854	1/29/2015	2005
2900 West Plano Parkway	Plano	TX	1	Office	—	5,200	22,291	—	—	5,200	22,291	27,491	1,625	1/29/2015	1998
3400 West Plano Parkway	Plano	TX	1	Office	—	3,000	31,392	56	—	3,000	31,448	34,448	2,289	1/29/2015	1994
19100 Ridgewood Parkway	San Antonio	TX	1	Office	—	4,600	187,539	399	—	4,600	187,938	192,538	13,704	1/29/2015	2008
3600 Wiseman Boulevard	San Antonio	TX	1	Office	—	3,197	12,175	86	—	3,197	12,261	15,458	1,455	3/19/2013	2004
1800 Novell Place	Provo	UT	1	Office	—	6,700	78,940	—	—	6,700	78,940	85,640	11,019	6/1/2012	2000
4885-4931 North 300 West	Provo	UT	2	Office	—	3,400	25,938	—	—	3,400	25,938	29,338	3,134	2/28/2013	2009
1095 South 4800 West*	Salt Lake City	UT	1	Industrial	—	1,500	6,913	—	—	1,500	6,913	8,413	504	1/29/2015	2012

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)

			Number of			Initial Cost to		Costs		Gross Amount Carried at
			Buildings,			Company		Capitalized		Close of Period(4)					Original
			Land Parcels				Buildings and	Subsequent to			Buildings and		Accumulated	Date	Construction
Property	Location	State	and Easements	Property Type	Encumbrances(1)	Land	Equipment	Acquisition	Impairment	Land	Equipment	Total(2)	Depreciation(3)	Acquired	Date
1901 Meadowville Technology Parkway*	Chester	VA	1	Industrial	49,427	4,000	67,511	—	—	4,000	67,511	71,511	4,922	1/29/2015	2012
Two Commercial Place	Norfolk	VA	1	Office	—	4,497	32,505	—	—	4,497	32,505	37,002	542	4/28/2017	1974
1910 East Parham Road	Richmond	VA	1	Office	—	778	2,362	12	—	778	2,374	3,152	143	7/20/2015	1989
1920 East Parham Road	Richmond	VA	1	Office	—	916	2,780	174	—	916	2,954	3,870	173	7/20/2015	1989
1950 East Parham Road	Richmond	VA	1	Office	—	708	2,148	—	—	708	2,148	2,856	130	7/20/2015	2012
501 South 5th Street	Richmond	VA	1	Office	—	13,849	109,823	250	—	13,849	110,073	123,922	12,358	7/2/2013	2009
9201 Forest Hill Avenue	Richmond	VA	1	Office	—	1,270	4,824	—	—	1,270	4,824	6,094	151	10/12/2016	1985
1751 Blue Hills Drive	Roanoke	VA	1	Industrial	—	4,300	19,236	224	—	4,300	19,460	23,760	1,472	1/29/2015	2003
45101 Warp Drive	Sterling	VA	1	Office	—	4,336	29,910	52	—	4,336	29,962	34,298	3,805	11/29/2012	2001
45201 Warp Drive	Sterling	VA	1	Office	—	2,735	16,198	—	—	2,735	16,198	18,933	2,058	11/29/2012	2000
45301 Warp Drive	Sterling	VA	1	Office	—	2,803	16,130	—	—	2,803	16,130	18,933	2,050	11/29/2012	2000
181 Battaile Drive*	Winchester	VA	1	Industrial	—	1,487	12,854	—	—	1,487	12,854	14,341	3,764	4/20/2006	1987
351, 401, 501 Elliott Ave West	Seattle	WA	3	Office	70,238	34,999	94,407	782	—	34,999	95,189	130,188	6,906	1/29/2015	2000

			365		$210,785	$1,041,806	$3,125,978	$64,732	$(12,651)	$1,041,767	$3,178,098	$4,219,865	$314,249
Properties Held For Sale
91-150 Hanua	Kapolei	HI	1	Land	$—	$5,829	$—	$—	$—	$5,829	$—	$5,829	$—	6/15/2005	—
			366		$210,785	$1,047,635	$3,125,978	$64,732	$(12,651)	$1,047,596	$3,178,098	$4,225,694	$314,249

(1)	Represents mortgage debt and includes the unamortized balance of the fair value adjustments and debt issuance costs totaling $35.

(2)	Excludes value of real estate intangibles.

(3)	Depreciation on buildings and improvements is provided for periods ranging up to 40 years and on equipment up to 12 years.

(4)	The total aggregate cost for U.S. federal income tax purposes is approximately $4,600,064.
* Owned by ILPT.

SELECT INCOME REIT
SCHEDULE III
REAL ESTATE AND ACCUMULATED DEPRECIATION (CONTINUED)
December 31, 2017
(dollars in thousands)
Analysis of the carrying amount of real estate properties and accumulated depreciation:

	Real Estate	Accumulated
	Properties	Depreciation
Balance at December 31, 2014	$1,866,843	$(94,333)
Additions	2,254,827	(72,448)
Disposals	(2,002)	2,002
Balance at December 31, 2015	4,119,668	(164,779)
Additions	28,538	(78,151)
Asset impairment	(5,484)	—
Disposals	(302)	302
Balance at December 31, 2016	4,142,420	(242,628)
Additions	92,029	(80,239)
Asset impairment	(229)	—
Disposals	(1,680)	1,680
Cost basis adjustment (1)	(6,846)	6,938
Reclassification of property held for sale	(5,829)	—
Balance at December 31, 2017	$4,219,865	$(314,249)

(1)	Represents the reclassification between accumulated depreciation and building made to a property at fair value, that was previously classified as held for sale, in accordance with GAAP.